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As filed with the Securities and Exchange Commission on June 11, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sanchez Energy Corporation
(and the subsidiaries identified below in the Table of Subsidiary Guarantor Registrants)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	45-3090102 (IRS Employer Identification Number)

1111 Bagby Street, Suite 1800
Houston, Texas 77002
(713) 783-8000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael Long
Executive Vice President, Chief Financial Officer and Secretary
Sanchez Energy Corporation
1111 Bagby Street, Suite 1800
Houston, Texas 77002
Telephone: (713) 783-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Elder
Patrick Hurley
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, Texas 77002
Telephone: (713) 220-5881

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this Registration Statement.

           If the securities being registered in this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)               ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

7.75% Senior Notes due 2021	$600,000,000	100%	$600,000,000	$77,280.00

Guarantees of 7.75% Senior Notes due 2021(2)	—	—	—	None(3)

(1)
Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.

(2)
No separate consideration will be received for the guarantees. Each subsidiary of Sanchez Energy Corporation that is listed below in the Table of Subsidiary Guarantor Registrants has guaranteed the notes being registered. All of our subsidiaries that do not guarantee the notes are "minor" subsidiaries as such term is interpreted in securities regulations governing financial reporting for guarantors.

(3)
Pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no registration fee is required for the guarantees.

           The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No
SEP Holdings III, LLC	Delaware	45-3193696
SN Marquis LLC	Delaware	45-3090102
SN Cotulla Assets, LLC	Texas	45-3090102
SN Operating, LLC	Texas	38-3902143
SN TMS, LLC	Delaware	45-3090102
SN Catarina, LLC	Delaware	45-3090102

*
The address for each registrant's principal executive office is 1111 Bagby Street, Suite 1800, Houston, Texas 77002, and the telephone number for each registrant's principal executive office is (713) 783-8000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 11, 2014

PROSPECTUS

Sanchez Energy Corporation

Offer to Exchange
Up to $600,000,000 of 7.75% Senior Notes due 2021
That Have Not Been Registered under the Securities Act of 1933
For
Up to $600,000,000 of 7.75% Senior Notes due 2021
That Have Been Registered under the Securities Act of 1933

        Terms of the New 7.75% Senior Notes due 2021 Offered in the Exchange Offer:

  •
  The terms of the notes offered hereby (the "new notes") are identical to the terms of our outstanding notes that were issued on June 13, 2013 and September 18, 2013 (collectively, our "old notes"), except that the new notes will be registered under the Securities Act of 1933 (as amended from time to time, the "Securities Act") and will not contain restrictions on transfer, registration rights or provisions for additional interest.

        Terms of the Exchange Offer:

  •
  We are offering to exchange up to $600,000,000 of our old notes for new notes with materially identical terms that have been registered under the Securities Act of 1933 and are freely tradable.

  •
  We will exchange all old notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

  •
  The exchange offer expires at 5:00 p.m., New York City time, on            , 2014, unless extended.

  •
  Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

  •
  The exchange of old notes for new notes will not be a taxable event for U.S. federal income tax purposes.

        You should carefully consider the risks set forth under "Risk Factors" beginning on page 10 of this prospectus for a discussion of factors you should consider before participating in the exchange offer.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to make this prospectus available for a period ending on the earlier of            , 2014 and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. Please read "Plan of Distribution."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is            , 2014.

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC. In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus or in the documents incorporated by reference herein, is accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated documents, as the case may be.

        This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. Such information is available without charge to holders of old notes upon written or oral request made to Sanchez Energy Corporation, 1111 Bagby Street, Suite 1800, Houston, Texas 77002, (713) 783-8000. To obtain timely delivery of any requested information, holders of old notes must make any request no later than five business days prior to the expiration of the exchange offer.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and documents incorporated herein by reference contain "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus or incorporated herein by reference that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on certain assumptions we made based on management's experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this prospectus, words such as "will," "potential," "believe," "estimate," "intend," "expect," "may," "should," "anticipate," "could," "plan," "predict," "project," "profile," "model," "strategy," "future" or their negatives or the statements that include these words or other words that convey the uncertainty of future events or outcomes, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. In particular, statements, express or implied, concerning our future operating results and returns or our ability to replace or increase reserves, increase production, or generate income or cash flows are forward-looking statements. Forward-looking statements are not guarantees of performance. Although we believe that the expectations reflected in our forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Important factors that could cause our actual results to differ materially from the expectations reflected in the forward looking statements include, among others:

  •
  our ability to successfully execute our business and financial strategies;

  •
  our ability to replace the reserves we produce through drilling and property acquisitions;

  •
  our ability to close our recently announced Catarina acquisition described below;

  •
  the realized benefits of the acreage acquired in our various acquisitions, including our pending Catarina acquisition, and other assets and liabilities assumed in connection therewith;

  •
  the extent to which our drilling plans are successful in economically developing our acreage in, and to produce reserves and achieve anticipated production levels from, our existing and future projects;

  •
  the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;

  •
  the extent to which we can optimize reserve recovery and economically develop our plays utilizing horizontal and vertical drilling, advanced completion technologies and hydraulic fracturing;

  •
  our ability to successfully execute our hedging strategy and the resulting realized prices therefrom;

  •
  competition in the oil and natural gas exploration and production industry for employees and other personnel, equipment, materials and services and, related thereto, the availability and cost of employees and other personnel, equipment, materials and services;

  •
  our ability to access the credit and capital markets to obtain financing on terms we deem acceptable, if at all, and to otherwise satisfy our capital expenditure requirements;

  •
  the availability, proximity and capacity of, and costs associated with, gathering, processing, compression and transportation facilities;

  •
  the timing and extent of changes in prices for, and demand for, crude oil and condensate, natural gas liquids ("NGLs"), natural gas and related commodities;

  •
  our ability to compete with other companies in the oil and natural gas industry;

  •
  the impact of, and changes in, government policies, laws and regulations, including tax laws and regulations, environmental laws and regulations relating to air emissions, waste disposal, hydraulic fracturing and access to and use of water, laws and regulations imposing conditions and restrictions on drilling and completion operations and laws and regulations with respect to derivatives and hedging activities;

  •
  developments in oil-producing and natural gas-producing countries;

  •
  our ability to effectively integrate acquired crude oil and natural gas properties into our operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and costs with respect to such properties;

  •
  the extent to which our crude oil and natural gas properties operated by others are operated successfully and economically;

  •
  the use of competing energy sources and the development of alternative energy sources;

  •
  unexpected results of litigation filed against us;

  •
  the extent to which we incur uninsured losses and liabilities or losses and liabilities in excess of our insurance coverage; and

  •
  the other factors described under the heading "Risk Factors" beginning on page 10 of this prospectus and the risk factors described under the heading "Risk Factors" included in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, and any updates to those factors set forth in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

        In light of these risks, uncertainties and assumptions, the events anticipated by our forward-looking statements may not occur, and, if any of such events do, we may not have correctly anticipated the timing of their occurrence or the extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

 NAMES OF ENTITIES

        As used in this prospectus, unless we indicate otherwise:

  •
  "the company," "we," "our," "us" or similar terms refer to Sanchez Energy Corporation, a Delaware corporation formed in August 2011, individually and collectively with its operating subsidiaries, as the context requires;

  •
  "SOG" refers to Sanchez Oil and Gas Corporation, a Delaware corporation;

  •
  "SEP I" refers to Sanchez Energy Partners I, LP, a Delaware limited partnership;

  •
  "Sanchez Group" refers to SOG, SEP I and their affiliates (but excludes the company);

  •
  "SEP Holdings III" refers to SEP Holdings III, LLC, a Delaware limited liability company and wholly owned subsidiary of the company, which we acquired from SEP I concurrently with the closing of our initial public offering in December 2011 (the "IPO");

  •
  "SN Marquis" refers to SN Marquis LLC, a Delaware limited liability company and wholly owned subsidiary of the company, which we acquired from Ross Exploration, Inc. ("Ross Exploration") concurrently with the closing of the IPO;

  •
  "SN Cotulla" refers to SN Cotulla Assets, LLC, a Texas limited liability company and wholly owned subsidiary of the company, which we formed in Texas on March 26, 2013;

  •
  "SN Operating" refers to SN Operating, LLC, a Texas limited liability company and wholly owned subsidiary of the company, which we formed in Texas on March 26, 2013;

  •
  "SN Midstream" or the "Existing Unrestricted Subsidiary" refers to SN Midstream, LLC, a Delaware limited liability company and wholly owned subsidiary of the company, which we formed on February 12, 2013; and

  •
  "SN TMS" refers to SN TMS, LLC, a Delaware limited liability company and wholly owned subsidiary of the company, which we formed in Delaware on August 16, 2013.

  •
  "SN Catarina" refers to SN Catarina, LLC, a Delaware limited liability company and wholly owned subsidiary of the company, which we formed in Delaware on May 19, 2014.

 SUMMARY

        This summary highlights information included or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. You should carefully read this entire prospectus and the information incorporated by reference in this prospectus for a more complete understanding of our business and terms of this offering, as well as the tax and other considerations that are important to you, before making an investment decision. You should pay special attention to the factors described under the heading "Risk Factors" beginning on page 10 of this prospectus and the risk factors described under the heading "Risk Factors" included in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein and any updates to those factors set forth in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. In this prospectus, we refer to the notes to be issued in the exchange offer as the "new notes" and the notes issued on June 13, 2013 and the notes issued on September 18, 2013 collectively as the "old notes." References to the "notes" include the new notes and the old notes, unless the context otherwise requires.

 Sanchez Energy Corporation

        We are an independent exploration and production company focused on the exploration, acquisition and development of unconventional oil and natural gas resources in the onshore U.S. Gulf Coast region, with a current focus on the Eagle Ford Shale in South Texas and, to a lesser extent, the Tuscaloosa Marine Shale ("TMS") in Mississippi and Louisiana. We have accumulated approximately 120,000 net leasehold acres in the oil and condensate windows of the Eagle Ford Shale and, as of March 31, 2014, we had accumulated approximately 40,000 net leasehold acres in what we believe to be the core of the TMS. We are currently focused on the horizontal development of significant resource potential from the Eagle Ford Shale, with plans to invest a majority of our 2014 drilling and completion budget in this area.

        We are continuously evaluating opportunities to increase both our acreage and our producing assets through acquisitions. Our successful acquisition of such assets will depend on both the opportunities and the financing alternatives available to us at the time we consider such opportunities.

        Our principal executive offices are located at 1111 Bagby Street, Suite 1800, Houston, Texas 77002, and our phone number is (713) 783-8000. Our website address is www.sanchezenergycorp.com. Information on our website (except for documents incorporated by reference as described below under the heading "Where You Can Find More Information") is not incorporated by reference into, and does not constitute a part of, this prospectus.

 The Exchange Offer

        We completed private offerings of notes on each of June 13, 2013 ("June notes") and September 18, 2013 ("September notes"). We entered into registration rights agreements with the initial purchasers in the private offerings pursuant to which we agreed to deliver to you this prospectus and to use commercially reasonable efforts to complete the exchange offer on or before the date 400 days after the issue date of the June notes, in respect of the June notes, and on or before the date 400 days after the issue date of the September notes, in respect of the September notes. The following is a summary of the exchange offer.

Old Notes	On June 13, 2013 and September 18, 2013, we issued $400 million and $200 million, respectively, aggregate principal amount of 7.75% Senior Notes due 2021.
New Notes

7.75% Senior Notes due 2021. The terms of the new notes are identical to the terms of the old notes, except that the new notes are registered under the Securities Act of 1933 (as amended, the "Securities Act"), and will not have restrictions on transfer, registration rights or provisions for additional interest.

Exchange Offer	We are offering to exchange up to $600 million aggregate principal amount of the new notes for an equal amount of our old notes.
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2014, unless we decide to extend it.
Conditions to the Exchange Offer

The registration rights agreements do not require us to accept old notes for exchange if the exchange offer, or the making of any exchange by a holder of the old notes, would violate any applicable law or interpretation of the staff of the SEC. The exchange offer is not conditioned on a minimum aggregate principal amount of old notes being tendered. Please read "Exchange Offer—Conditions to the Exchange Offer" for more information about the conditions to the exchange offer.

Procedures for Tendering Outstanding Notes

To participate in the exchange offer, you must follow the procedures established by The Depository Trust Company ("DTC"), for tendering notes held in book-entry form. These procedures for using DTC's Automated Tender Offer Program ("ATOP"), require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an "agent's message" that is transmitted through DTC's automated tender offer program, and (ii) DTC confirms that:

DTC has received instructions to exchange your notes; and
you agree to be bound by the terms of the letter of transmittal.

For more information on tendering your old notes, please refer to the section in this prospectus entitled "Exchange Offer—Terms of the Exchange Offer," "—Procedures for Tendering" and "Description of Notes—Book-Entry, Delivery and Form."

Guaranteed Delivery Procedures	None.
Withdrawal of Tenders

You may withdraw your tender of old notes at any time prior to the expiration date of the exchange offer. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please refer to the section in this prospectus entitled "Exchange Offer—Withdrawal of Tenders."

Acceptance of Old Notes and Delivery of New Notes

If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer on or before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will return any old notes that we do not accept for exchange to you without expense promptly after the expiration date of the exchange offer and acceptance of the old notes for exchange. Please refer to the section in this prospectus entitled "Exchange Offer—Terms of the Exchange Offer."

Fees and Expenses	We will bear expenses related to the exchange offer. Please refer to the section in this prospectus entitled "Exchange Offer—Fees and Expenses."
Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under our registration rights agreements.
Consequences of Failure to Exchange Old Notes

If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register the old notes under the Securities Act except in limited circumstances provided under the registration rights agreements. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax Considerations	The exchange of old notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read "Certain U.S. Federal Income Tax Considerations."

Exchange Agent

We have appointed U.S. Bank National Association as exchange agent for the exchange offer. You should direct questions and requests for assistance, as well as requests for additional copies of this prospectus or the letter of transmittal, to the exchange agent addressed as follows: U.S. Bank National Association, Corporate Trust Services, EP-MN-WS2N, 60 Livingston Avenue, St. Paul, MN 55107, Attn: Specialized Finance. Eligible institutions may make requests by facsimile at (651) 466-7372 and may confirm facsimile delivery by calling (651) 466-6774.

 Terms of the New Notes

        The new notes will be identical to the old notes, except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes and the old notes.

        The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the new notes, please refer to the section of this document entitled "Description of Notes."

Issuer	Sanchez Energy Corporation.
Securities Offered

$600,000,000 aggregate principal amount of 7.75% senior notes due June 15, 2021 registered under the Securities Act. The old notes and the new notes will be treated as a single class of securities under the indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase.

Maturity	June 15, 2021
Interest

Interest on the new notes will accrue at a rate of 7.75% per annum and will be payable semi-annually in cash in arrears on June 15 and December 15 of each year, commencing on the first June 15 or December 15 next following the date of issuance of the new notes. Interest on the new notes will accrue from the most recent interest payment date on which interest has been paid on the old notes surrendered in exchange therefor.

Guarantees

The notes will be guaranteed on the date of issuance on a full, joint and several basis by each of our existing domestic restricted subsidiaries and in the future by any domestic restricted subsidiaries, in each case, if and so long as such entity guarantees (or is an obligor with respect to) either (x) indebtedness (other than the notes) in excess of a de minimis amount or (y) our credit facility or other credit agreement. Under certain circumstances, the guarantees may be released without action by, or the consent of, the holders of the notes. Please read "Description of Notes—Subsidiary Guarantees."

Ranking	Like the old notes, the new notes and the guarantees will be our and our subsidiary guarantors' senior unsecured obligations and they will rank:

• equal in right of payment to our and our subsidiary guarantors' existing and future senior indebtedness, including our and our subsidiary guarantors' obligations under our credit facility;
• senior in right of payment to our and our subsidiary guarantors' existing and future subordinated indebtedness;

•

effectively subordinated to all of our and our subsidiary guarantors' existing and future secured debt (including under our credit facility) to the extent of the value of the assets securing such debt; and

• structurally subordinated in right of payment to all indebtedness and other liabilities of our existing and future subsidiaries that do not guarantee the notes.

As of June 1, 2014, we had approximately $700 million of total indebtedness, $600 million of which was attributable to the notes and $100 million of which was attributable to our credit facility, and we had approximately $225 million of borrowing capacity available under our credit facility for secured borrowings, subject to compliance with financial covenants, which would be effectively senior to the notes. See "Description of Certain Other Indebtedness."

Optional Redemption

We may redeem the notes, in whole or in part, at any time on or after June 15, 2017 at the applicable redemption prices described under "Description of Notes—Optional Redemption," plus accrued and unpaid interest, if any, to the redemption date. At any time before June 15, 2017, we may redeem the notes, in whole or in part, at a redemption price equal to 100% of their principal amount plus a make whole premium, together with accrued and unpaid interest to the redemption date. In addition, we may redeem up to 35% of the notes before June 15, 2016 in an amount not greater than the net cash proceeds from certain equity offerings at the redemption price described under "Description of Notes—Optional Redemption."

Change of Control

If we experience specific kinds of changes of control, we will be required to offer to purchase all of the notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. For more details, see "Description of Notes—Repurchase at the Option of Holders—Change of Control."

Certain Covenants	The indenture governing the notes, among other things, will limit our and our restricted subsidiaries' ability to:
• incur additional indebtedness or issue preferred stock;
• pay dividends or make other distributions;
• make other restricted payments and investments;
• create liens;
• incur restrictions on the ability of restricted subsidiaries to pay dividends or make certain other payments;
• sell assets, including capital stock of restricted subsidiaries;
• merge or consolidate with other entities; and
• enter into transactions with affiliates.

These covenants are subject to a number of important qualifications and limitations. See "Description of Notes—Certain Covenants." Many of the covenants in the indenture will be terminated if the notes are rated investment grade by both Standard & Poor's Rating Services ("S&P") and Moody's Investor Services, Inc. ("Moody's") and no default (other than a reporting default) has occurred and is continuing.

Transfer Restrictions; Absence of Established Market for the New Notes

The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. There can be no assurance as to the development or liquidity of any market for the new notes.

We do not intend to apply for a listing of the new notes on any securities exchange or any automated dealer quotation system.
Form of Exchange Notes	The new notes will be represented initially by one or more global notes. The global new notes will be deposited with the trustee, as custodian for DTC.

Governing Law	The new notes and the indenture governing the new notes will be governed by, and construed in accordance with, the laws of the State of New York.
Same-Day Settlement

The global new notes will be shown on, and transfers of the global new notes will be effected only through, records maintained in book entry form by DTC and its direct and indirect participants. The new notes are expected to trade in DTC's Same Day Funds Settlement System until maturity or redemption, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds.

        You should refer to the section entitled "Risk Factors" beginning on page 10 for an explanation of certain risks of investing in the new notes and participating in the exchange offer.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table presents our ratios of consolidated earnings to fixed charges for the periods presented.

	Quarter Ended March 31,	Years Ended December 31,
	2014	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges(1)	1.40	2.00	— (4)	— (2)	— (2)(3)	— (2)

(1)
For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges are defined as net interest expense (inclusive of credit facility commitment fees) on all indebtedness and including capitalized interest expense, the amortization of deferred financing costs and discounts, and a reasonable estimation of interest associated with operating leases.

(2)
Historically, we did not have any fixed charges related to debt or pay any dividends related to preferred stock.

(3)
Due to our loss in 2010, the ratio coverage was less than 1:1. We would have needed additional earnings of approximately $2.8 million to achieve a coverage ratio of 1:1.

(4)
Due to our loss in 2012, the ratio coverage was less than 1:1. We would have needed additional earnings of approximately $16.3 million to achieve a coverage ratio of 1:1.

RISK FACTORS

        An investment in the new notes involves a high degree of risk. Before taking part in the exchange offer, you should consider and read carefully all of the risks and uncertainties described below, together with all of the other information contained in or incorporated by reference into this prospectus or to which we refer you, including the financial statements and the related notes included elsewhere in this prospectus and the risk factors described under the heading "Risk Factors" included in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, and any updates to those factors set forth in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If any of these risks actually occurs, our business, business prospects, financial condition, results of operations or cash flows could be materially adversely affected. The risks below are not the only ones facing our company or the notes. Additional risks not currently known to us or that we currently deem immaterial may also adversely affect us or the notes. This prospectus also contains forward-looking statements, estimates and projections that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below. Also, please read "Cautionary Note Regarding Forward-Looking Statements" in this prospectus.

Risks Relating to Our Indebtedness and the Notes

We may not be able to generate sufficient cash flows to service all of our indebtedness, including the notes, and may be forced to take other actions in order to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on, or to refinance, our debt obligations, including the notes, will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and certain financial, business and other factors beyond our control. We cannot assure you that our business will generate sufficient cash flows from operating activities or that future sources of capital will be available to us in an amount sufficient to permit us to service our indebtedness, including the notes, or to fund our other liquidity needs. If we are unable to generate sufficient cash flows to satisfy our debt obligations, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot assure you that any refinancing would be possible, that any assets could be sold or, if sold, of the timing of the sales and the amount of proceeds that may be realized from those sales, or that additional financing could be obtained on acceptable terms, if at all. Our credit facility and the indenture governing the notes restrict our ability to dispose of assets and our use of any of the proceeds. Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms, would materially and adversely affect our financial condition and results of operations and our ability to satisfy our obligations under the notes.

        In addition, if we cannot make scheduled payments on our debt, we will be in default and, as a result:

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  our debt holders could declare all outstanding principal and interest to be due and payable;

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  the lenders under our credit facility could terminate their commitments to lend us money and foreclose against the assets securing their borrowings; and

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  we could be forced into bankruptcy or liquidation.

        All of these events could result in you losing your investment in the notes.

        Despite our current level of indebtedness, we may incur substantially more debt in the future, which could further exacerbate the risks described above. Furthermore, we are permitted to incur additional debt under the terms of the credit agreement governing our credit facility, subject to compliance with financial covenants and borrowing base availability, and the indenture governing the notes, subject to certain limitations, which, in each case, could intensify the related risks that we and our subsidiary guarantors now face. Our future domestic subsidiaries that guarantee our credit facility will also be guarantors under the notes. See "Description of Notes" and "Description of Certain Other Indebtedness."

We may be able to incur substantially more debt. This could exacerbate the risks associated with our indebtedness.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future, including under our credit facility. Our $500 million credit facility as of December 31, 2013 had a borrowing base of $300 million for secured borrowings, subject to periodic borrowing base redeterminations.

        As of June 1, 2014, we had approximately $700 million of total indebtedness, $600 million of which was attributable to the notes and $100 million of which was attributable to our credit facility, and we had approximately $225 million of borrowing capacity available under our credit facility, subject to compliance with financial covenants, all of which would have been available for future secured revolver borrowings and would be effectively senior to the notes. Our significant amount of indebtedness could increase our vulnerability to sustained, adverse macroeconomic weakness, limit our ability to obtain further financing and limit our ability to pursue certain operational and strategic opportunities. In addition, the covenants contained in the agreements governing our outstanding indebtedness, including the indenture for the notes offered hereby, will limit, among other things, our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments. Please see "Description of Certain Other Indebtedness." Any borrowings under our credit facility will be secured, and as a result, effectively senior to the notes and the guarantees of the notes by the guarantors, to the extent of the value of the collateral securing that indebtedness.

        In addition, the holders of any future debt we may incur that ranks equally with the notes will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you. If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

Payment of principal and interest on the notes will be effectively subordinated to our senior secured debt to the extent of the value of the assets securing that debt and structurally subordinated to the liabilities of any of our subsidiaries that do not guarantee the notes.

        The notes and the subsidiary guarantees are not secured. Therefore, the notes will be effectively subordinated to claims of our secured creditors, and the subsidiary guarantees will be effectively subordinated to the claims of the secured creditors of our subsidiary guarantors. As of June 1, 2014, we had approximately $700 million of outstanding indebtedness, $600 million of which was attributable to the notes and $100 of which was attributable to our credit facility. Holders of our secured obligations, including obligations under the credit agreement that governs our credit facility, will have claims that are prior to claims of the holders of the notes with respect to the assets securing those obligations. For more information on our credit facility, please read "Description of Certain Other Indebtedness." In the event of a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, our assets and those of our subsidiary guarantors will be available to pay obligations on the notes and the guarantees only after holders of our credit facility obligations and other senior secured debt have been paid the value of the assets securing such debt.

        Only one of our existing subsidiaries is a non-guarantor unrestricted subsidiary with respect to both the notes and the credit facility. Such non-guarantor subsidiary represents less than 1% of our consolidated assets as of, and less than 1% of our consolidated revenues for the 12 month period ended, March 31, 2014 and is considered a "minor" subsidiary as such term is interpreted in securities regulations governing financial reporting for guarantors. In the future, under certain circumstances, we may have additional subsidiaries that are not guarantors. Further, the guarantees are subject to release under certain circumstances. You will not have a claim as a creditor against any non-guarantor subsidiaries, and the notes will be structurally subordinated to the claims of all creditors, including trade creditors and tort claimants, of our subsidiaries that are not guarantors. In the event of the liquidation, dissolution, reorganization, bankruptcy or similar proceeding of the business of a subsidiary that is not a guarantor, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the notes. Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the notes.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        We will be subject to interest rate risk in connection with borrowings under our credit facility, which bears interest at variable rates. Interest rate changes will not affect the market value of any debt incurred under such facility, but could affect the amount of our interest payments, and accordingly, our future earnings and cash flows, assuming other factors are held constant. We currently do not have any interest rate hedging arrangements with respect to our credit facility. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility; however, any swaps we enter into may not fully mitigate our interest rate risk. A significant increase in prevailing interest rates that results in a substantial increase in the interest rates applicable to our indebtedness could substantially increase our interest expense and have a material adverse effect on our financial condition and results of operations.

Restrictive covenants may adversely affect our operations.

        Our credit facility and the indenture governing the notes contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including our ability, among other things, to:

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  incur or assume additional debt or provide guarantees in respect of obligations of other persons;

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  issue redeemable stock and preferred stock;

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  pay dividends or distributions or redeem or repurchase capital stock;

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  prepay, redeem or repurchase certain debt;

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  make loans and investments;

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  create or incur liens;

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  restrict distributions from our subsidiaries;

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  sell assets and capital stock of our subsidiaries;

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  consolidate or merge with or into another entity, or sell all or substantially all of our assets; and

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  enter into new lines of business.

        A breach of the covenants under the indenture governing the notes or under the credit facility could result in an event of default under the applicable indebtedness. An event of default may allow the creditors to accelerate the related debt and may result in an acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under our credit facility would permit the lenders under the facility to terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under our credit facility could proceed against the collateral granted to them to secure that debt. See "Description of Certain Other Indebtedness."

We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of a change of control (as defined in the indenture governing the notes) we will be required to make an offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest. Such a change of control event may also constitute an event of default under our credit facility and require us to repurchase all or a portion of our notes. We may not be able to repurchase the notes upon a change of control because we may not have sufficient funds to purchase all notes and our credit facility may restrict us from making such a repurchase. Accordingly, we may not be able to satisfy our obligations to purchase your notes unless we are able to refinance or obtain waivers under our credit facility or other senior debt, as applicable. Our failure to repurchase the notes upon a change of control would cause a default under the indenture governing the notes and a cross-default under our credit facility. Our credit facility also provides that a change of control, as defined in our credit facility, will be an event of default that permits lenders to accelerate the maturity of borrowings under the facility and, if that debt is not paid, to enforce security interests in the collateral securing that debt, thereby limiting our ability to raise cash to purchase the notes, and reducing the practical benefit to the holders of the notes of the offer-to-purchase provisions. Accordingly, to avoid the obligation to repurchase the notes, events of default and potential breaches of our credit facility, we may decline business opportunities that could involve a change of control that would otherwise be beneficial to us.

You may not be able to determine when a change of control giving rise to your right to have the notes repurchased by us has occurred following a sale of "substantially all" of our assets.

        A change of control, as defined in the indenture governing the notes, will require us to make an offer to repurchase all notes. The definition of change of control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions of "all or substantially all" of the properties or assets of the Company and its restricted subsidiaries taken as a whole. Thus, only asset dispositions constituting a "series of related transactions" are aggregated in determining whether a "change of control" arising from the sale of "substantially all" of the assets has taken place. Moreover, the term "all or substantially all," as used in the definition of change of control, has not been interpreted under New York law (which is the governing law of the indenture governing the notes) to represent a specific quantitative test. Therefore, if holders of the notes exercise their right to require us to repurchase their notes under the indenture as a result of a sale, lease, transfer, conveyance, or other disposition of less than all of the assets of us and our restricted subsidiaries taken as a whole and we elect to contest such election, it is not clear how a court applying New York law would interpret the phrase. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition in one or a series of related transactions of less than all of our assets to another individual, group or entity may be uncertain.

A Delaware court has held that provisions similar to the change of control put right that is in the indenture for the notes may not be enforceable if it is used to improperly limit the ability of stockholders to effect a change of control.

        The Chancery Court of Delaware has held in reported decisions that a provision in an indenture or credit agreement requiring that a majority of the board of directors be "continuing directors" could be a breach of the directors' fiduciary duties or unenforceable if improperly used to prevent stockholders from effecting a change of control of a company. Under the continuing director provision in the indenture governing the notes, a majority of the board of directors must be "continuing directors" defined as either (i) a director on the date of the indenture or (ii) a director whose nomination or election to the board of directors was approved by a majority of the continuing directors who were members of the board at the time of such nomination or election. Under the court's decisions, a decision by a board of directors not to approve dissident stockholder nominees as continuing directors and to allow a change of control to occur would be subject to enhanced fiduciary duties typically applied in corporate change of control disputes. If the directors did not properly discharge those fiduciary duties, the change of control put right could be unenforceable by the holders of notes. As a result, the ability of the holders of the notes to enforce the continuing director provision in situations in which the provision acted to impede a change of control could be subject to the enhanced judicial scrutiny of our board's decision not to approve the director nominees whose nomination or election caused the provision to be invoked.

Many of the covenants contained in the indenture will be terminated if the notes are rated investment grade by both S&P and Moody's and no default has occurred and is continuing.

        Many of the covenants in the indenture governing the notes will be terminated if the notes are rated investment grade by both S&P and Moody's, provided at such time no default (other than a reporting default) with respect to the notes has occurred and is continuing. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, that the notes will maintain such ratings. However, termination of these covenants would allow us to engage in certain transactions that would not have been permitted while these covenants were in force. See "Description of Notes—Certain Covenants—Covenant Termination."

The guarantees by our subsidiaries of the notes could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or void these subsidiary guarantees.

        Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under a guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

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  intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

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  was insolvent or rendered insolvent by reason of such incurrence;

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  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

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  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        In addition, any payment by that guarantor under a guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred.

        Generally, however, a subsidiary guarantor would be considered insolvent if:

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  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

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  the present saleable value of its assets was less than the amount that would be required to pay its probable liability, including contingent liabilities, on its existing debts as they become absolute and mature; or

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  it could not pay its debts as they became due.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

        The old notes have not been registered under the Securities Act, and may not be resold by holders thereof unless the old notes are subsequently registered or an exemption from the registration requirements of the Securities Act is available. We cannot assure you that, even following registration or exchange of the old notes for new notes, that an active trading market for the new notes will exist, and we will have no obligation to create such a market. We cannot assure you that an active trading market for the notes will develop or, if developed, that it will continue. In that case, the holders of the notes may not be able to sell their notes at a particular time or at a favorable price.

        The liquidity of any market for the notes will depend on a number of factors, including:

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  the number of holders of the notes;

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  our operating performance and financial condition;

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  our ability to complete the offer to exchange the old notes for new notes;

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  the market for similar securities;

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  the interest of securities dealers in making a market in the notes; and

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  prevailing interest rates.

We may be unable to repay or repurchase the notes at maturity.

        At maturity, the entire outstanding principal amount of the notes, together with accrued and unpaid interest, will become due and payable. We may not have the funds to fulfill these obligations or the ability to renegotiate these obligations. If, upon the maturity date, other arrangements prohibit us from repaying the notes, we could try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. In these circumstances, if we were not able to obtain such waivers or refinance these borrowings, we would be unable to repay the notes.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to our company or the notes, if any, could cause the liquidity or market value of the notes to decline.

        Credit rating agencies continually revise their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of the industry. In addition, the notes have been rated by Moody's and S&P and may in the future be rated by additional rating agencies. We cannot assure you that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant. Any downgrade, suspension or withdrawal of a rating by a rating agency of us or the notes (or any anticipated downgrade, suspension or withdrawal) could reduce the liquidity or market value of the notes. Any future lowering of our ratings or the ratings of the notes may make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, or there is a negative change to our ratings, you may lose some or all of the value of your investment in the notes.

The market price for the notes may be volatile.

        Historically, the market for non-investment grade debt, such as the notes, has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market for the notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Risks Relating to the Catarina Acquisition

We may not be able to consummate the Catarina acquisition.

        On May 21, 2014, we entered into the purchase and sale agreement for the acquisition of certain oil and gas properties and related assets from subsidiaries of Royal Dutch Shell plc, which we refer to as the "Catarina acquisition." The consummation of the Catarina acquisition is subject to certain closing conditions, including conditions that must be met by the sellers and which are beyond our control. In addition, under certain circumstances, we or the sellers are able to terminate the purchase and sale agreement. There can be no assurances that the Catarina acquisition will be consummated in the anticipated timeframe, on the terms described herein, or at all.

        If the Catarina acquisition is not consummated, under certain circumstances, we may be required to forfeit our $51.1 million deposit under the purchase and sale agreement. Furthermore, our stock price could be negatively impacted if we fail to complete the Catarina acquisition.

The Catarina acquisition involves risks associated with acquisitions and integrating acquired assets, including the potential exposure to significant liabilities, and the intended benefits of the Catarina acquisition may not be realized.

        The Catarina acquisition involves risks associated with acquisitions and integrating acquired assets into existing operations, including that:

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  our senior management's attention may be diverted from the management of daily operations to the integration of the assets acquired in the Catarina acquisition;

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  we could incur significant unknown and contingent liabilities for which we have limited or no contractual remedies or insurance coverage;

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  the assets acquired in the Catarina acquisition may not perform as well as we anticipate; and

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  unexpected costs, delays and challenges may arise in integrating the assets acquired in the Catarina acquisition into our existing operations.

Even if we successfully integrate the assets acquired in the Catarina acquisition into our operations, it may not be possible to realize the full benefits we anticipate or we may not realize these benefits within the expected timeframe. If we fail to realize the benefits we anticipate from the Catarina acquisition, our business, results of operations and financial condition may be adversely affected.

Under the terms of the lease with respect to the Catarina assets, we will be subject to annual drilling and development requirements and failure to comply with these requirements may result in loss of our interests in the Catarina area that are not held by production.

        In order to protect our exploration and development rights in the Catarina area, following the closing of the Catarina acquisition we will be required to meet certain drilling and other requirements under the lease with respect to this area (the "Lease"). For example, we will be in the continuous development phase of the Lease that currently requires the lessee to drill 50 wells per year (measured from July to July). If we fail to meet the minimum drilling commitment, the lessor may require us to forfeit our acreage under the Lease and rights to develop land not held by production (excluding, in certain instances, associated rights such as midstream assets). In addition, the Lease will require us to go no longer than 120 days without spudding a well, and failure to do so may also require us to forfeit our acreage under the Lease and rights to develop land not held by production (excluding, in certain instances, acreage upon which associated midstream assets are located). Our drilling plans for our undeveloped leasehold acreage are subject to change based upon various factors, including factors that are beyond our control, such as drilling results, oil, natural gas and NGL prices, the availability and cost of capital, drilling and production costs, availability of drilling services and equipment, gathering system and pipeline transportation constraints and regulatory approvals. Because of these uncertainties, we cannot assure you that we will be able meet our obligations under the Lease following the closing of the Catarina acquisition. If the Lease expires following the closing of the Catarina acquisition, we will lose our right to develop the related properties on this acreage, which could adversely affect our business, financial condition and results of operation.

The geographic concentration of the properties in the Catarina area of approximately 106,000 contiguous net acres under one lease will subject us to an increased risk of loss of revenue or curtailment of production from factors specifically affecting the Catarina acreage.

        The Catarina assets, comprised of approximately 106,000 contiguous net acres in Dimmit, LaSalle and Webb Counties, Texas under the Lease, represent, on a pro forma basis, approximately 51% of our proved reserves as of December 31, 2013, over 50% of our production as of March 31, 2014, and over 40% of our acreage as of March 31, 2014. Some or all of the Catarina properties could be affected should the region experience severe weather or natural disasters, moratoria on drilling or permitting delays, delays in or the inability to obtain regulatory approvals, delays or decreases in production, delays or decreases in the availability of drilling rigs and related equipment, facilities, personnel or services, delays or decreases in the availability of capacity to transport, gather or process production, and/or changes in the regulatory, political and fiscal environment. We maintain insurance coverage for only a portion of risks that may affect our business. In addition, following the closing of the Catarina acquisition we may lose certain of our rights under the Lease under certain circumstances. "See—Under the terms of the lease with respect to the Catarina assets, we will be subject to annual drilling and development requirements and failure to comply with these requirements may result in loss of our interests in the Catarina area that are not held by production." Due to the concentrated nature of our portfolio of properties, particularly with respect to the Catarina area, following the closing of the Catarina acquisition, a number of our properties could experience any of the same conditions at the same time, resulting in a relatively greater impact on our results of operations than they might have on other companies that have a more diversified portfolio of properties.

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        At the closings of the offerings of the old notes, we and the guarantors entered into registration rights agreements with the initial purchasers pursuant to which we and the guarantors agreed, for the benefit of the holders of the old notes, at our cost, to do the following:

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  file an exchange offer registration statement with the SEC with respect to the exchange offer for the new notes; and

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  use commercially reasonable efforts to cause the exchange offer to be consummated on the earliest practicable date after the exchange offer registration statement has become effective, but in no event later than July 18, 2014 in the case of the June notes, and October 23, 2014 in the case of the September notes.

        Upon the SEC's declaring the exchange offer registration statement effective, we agreed to offer the new notes in exchange for tender of the old notes. We agreed to use commercially reasonable efforts to cause the exchange offer registration statement to be effective continuously, and to keep the exchange offer open for a period of not less than 20 business days.

        For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the surrendered old note but interest payable on any interest payment date on any new note issued in exchange for any old note after a regular record date and prior to such interest payment date will be paid to the holder of record of such old note on such record date. The registration rights agreements also provide an agreement to include in the prospectus for the exchange offer certain information necessary to allow a broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than old notes acquired directly from us or one of our affiliates) to exchange such old notes pursuant to the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of new notes received by such broker-dealer in the exchange offer. We agreed to use commercially reasonable efforts to maintain the effectiveness of the exchange offer registration statement for these purposes for a period ending on the earlier of 180 days from the date on which the exchange offer registration statement is declared effective and the date on which the broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

        The preceding agreement is needed because any broker-dealer who acquires old notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the new notes pursuant to the exchange offer and the resale of new notes received in the exchange offer by any broker-dealer who held old notes acquired for its own account as a result of market-making activities or other trading activities, other than old notes acquired directly from us or one of our affiliates.

        Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new notes issued pursuant to the exchange offer would in general be freely tradable after the exchange offer without further registration under the Securities Act. However, any purchaser of old notes who is an "affiliate" of ours or who intends to participate in the exchange offer for the purpose of distributing the related new notes:

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  will not be able to rely on the interpretation of the staff of the SEC;

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  will not be able to tender its old notes in the exchange offer; and

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  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old notes unless such sale or transfer is made pursuant to an exemption from such requirements.

        Each holder of the old notes (other than certain specified holders) who desires to exchange old notes for the new notes in the exchange offer will be required to make the representations described below under "—Procedures for Tendering—Your Representations to Us."

        We further agreed to file with the SEC a shelf registration statement to register for public resale old notes held by any holder who provides us with certain information for inclusion in the shelf registration statement if:

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  the exchange offer is not permitted by applicable law or SEC policy;

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  the exchange offer is for any reason not consummated on or before July 18, 2014 in the case of the June notes, and October 23, 2014 in the case of the September notes; or

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  prior to July 18, 2014, in the case of the June notes, and October 23, 2014 in the case of the September notes, prior to the completion of the exchange offer, (a) in the case of the initial purchasers, such initial purchasers request from us with respect to old notes not eligible under applicable law or SEC policy to be exchanged for new notes in the exchange offer other than because such holder is our or one of the guarantors' affiliates or because a holder elected to not participate in the exchange offer, (b) with respect to a holder of old notes that is not our or one of the guarantors' affiliates, such holder notifies us that (i) it is prohibited by applicable law or SEC policy from participating in the exchange offer, (ii) it may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and that the prospectus forming part of this registration statement is not appropriate or available for such resales, or (iii) it is a broker-dealer and holds old notes acquired directly from us, or (c) in the case of an initial purchaser, such initial purchaser notifies us that it will not receive freely tradable new notes in exchange for old notes constituting any portion of such initial purchaser's unsold allotment.

        If we are required to file a shelf registration statement, we have agreed to use commercially reasonable efforts to cause to become effective any shelf registration statement relating to resales of the notes and to keep that shelf registration statement effective until the earlier of one year following the effective date of such shelf registration statement and such time as all notes covered by the shelf registration statement have been sold. We will, in the event of such a shelf registration, provide to each Holder copies of a prospectus, notify each Holder when the shelf registration statement has become effective, and take certain other actions to permit resales of the notes. A Holder of the notes that sells notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales, and will be bound by the provisions of the registration rights agreement that are applicable to such a Holder of the notes (including certain indemnification obligations).

        If the registered exchange offer is not completed or, if required, the shelf registration statement is not declared effective (or does not automatically become effective) on or before the 400th day following the date of issuance of the old notes (or, in the case of a shelf registration statement, when the shelf registration statement is not declared effective or does not automatically become effective when required under the relevant registration rights agreement), the annual interest rate borne by the old notes will be increased at a rate of 0.25% per annum for the first 90-day period immediately following such 400-day period and by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.0% per annum until the registered exchange offer is completed or the shelf registration statement is declared effective (or becomes automatically effective). All accrued additional interest will be paid on the next scheduled interest payment date in the same manner as other interest is paid on the notes. Following the time that the notes are registered, the accrual of additional interest will cease. The provisions for additional interest will be the only monetary remedy available to holders of the notes under the registration rights agreements.

        Holders of the old notes will be required to make certain representations to us (as described in the registration rights agreements) in order to participate in the exchange offer and will be required to deliver information to be used in connection with any shelf registration statement and to provide comments on any shelf registration statement within the time periods set forth in the registration rights agreements in order to have their old notes included in the shelf registration statement.

        If we effect the registered exchange offer, we will be entitled to close the registered exchange offer 20 business days after its commencement, provided that we have accepted all old notes validly tendered in accordance with the terms of the exchange offer and no brokers or dealers continue to hold any old notes. Notes not tendered in the exchange offer will continue to bear interest at the annual interest rate and will continue to be subject to all the terms and conditions specified in the indenture, including transfer restrictions.

        This summary of the material provisions of the registration rights agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreements, a copy of each of which is filed as an exhibit to the registration statement that includes this prospectus.

        Except as set forth above, after consummation of the exchange offer, holders of old notes that are the subject of the exchange offer will have no registration or exchange rights under the registration rights agreements. Please read "—Consequences of Failure to Exchange."

Terms of the Exchange Offer

        Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue new notes in a principal amount equal to the principal amount of old notes tendered in the exchange offer. Old notes may be tendered only for new notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

        As of the date of this prospectus, $600,000,000 in aggregate principal amount of the old notes is outstanding. This prospectus and the letter of transmittal are being sent to DTC, as the sole registered holder of old notes, and to its direct participants whom we can identify as holding old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreements, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), and the rules and regulations of the SEC. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will continue to be entitled to the rights and benefits such holders have under the indenture and the applicable registration rights agreement.

        We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the applicable registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

        If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section "—Fees and Expenses" for more details regarding fees and expenses incurred in connection with the exchange offer.

        We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

        The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2014, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

        We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving oral or written notice of such extension to their holders at any time until the exchange offer expires or terminates. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

        In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        If any of the conditions described below under "—Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion, to:

  •
  delay accepting for exchange any old notes;

  •
  extend the exchange offer; or

  •
  terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the applicable registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

        Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement distributed to the registered holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer period following notice of the material change.

  Conditions to the Exchange Offer

        We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of such a potential violation.

        In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under "—Purpose and Effect of the Exchange Offer," "—Procedures for Tendering" and "Plan of Distribution" and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the issuance of the new notes under the Securities Act.

        We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable.

        These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion prior to the expiration of the exchange offer. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

        In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939 (as amended, the "Trust Indenture Act").

  Procedures for Tendering

        In order to participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should follow carefully the instructions on how to tender your old notes. It is your responsibility to properly tender your notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

        If you have any questions or need help in exchanging your notes, please call the exchange agent, whose address and phone number are set forth in "Summary—The Exchange Offer."

        All of the old notes were issued in book-entry form, and all of the old notes are currently represented by global certificates registered in the name of the nominee of DTC. We have confirmed with DTC that the old notes may be tendered using the ATOP procedures. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an "agent's message" to the exchange agent. The agent's message will state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.

        By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

        There is no procedure for guaranteed late delivery of the notes.

Determinations under the Exchange Offer

        We will determine, in our sole discretion, all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

When We Will Issue New Notes

        In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

  •
  a book-entry confirmation of such old notes into the exchange agent's account at DTC; and

  •
  a properly transmitted agent's message.

Return of Old Notes Not Accepted or Exchanged

        If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur as soon as practicable after the expiration or termination of the exchange offer.

Your Representations to Us

        By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

  •
  any new notes that you receive will be acquired in the ordinary course of your business;

  •
  you are not engaged in, and do not intend to engage in, the distribution of the new notes;

  •
  you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

  •
  you are not our "affiliate," as defined in Rule 405 of the Securities Act; and

  •
  if you are a broker-dealer that will receive new notes for your own account in exchange for old notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, you must comply with the appropriate procedures of DTC's ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the procedures of DTC.

        We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

        Any old notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under "—Procedures for Tendering" above at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

        We have not retained any dealer manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

        We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

  •
  all registration and filing fees and expenses;

  •
  all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

  •
  accounting and legal fees, disbursements and printing, messenger and delivery services, and telephone costs; and

  •
  related fees and expenses.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange

        If you do not exchange new notes for your old notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless the offer or sale is either registered under the Securities Act or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the old notes under the Securities Act.

Other

        Participation in the exchange offer is voluntary and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered old notes in open market or privately-negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table presents our ratios of consolidated earnings to fixed charges for the periods presented.

		Years Ended December 31,
	Quarter Ended March 31, 2014
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges(1)	1.40	2.00	— (4)	— (2)	— (2)(3)	— (2)

(1)
For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges are defined as net interest expense (inclusive of credit facility commitment fees) on all indebtedness and including capitalized interest expense, the amortization of deferred financing costs and discounts, and a reasonable estimation of interest associated with operating leases.

(2)
Historically, we did not have any fixed charges related to debt or pay any dividends related to preferred stock.

(3)
Due to our loss in 2010, the ratio coverage was less than 1:1. We would have needed additional earnings of approximately $2.8 million to achieve a coverage ratio of 1:1.

(4)
Due to our loss in 2012, the ratio coverage was less than 1:1. We would have needed additional earnings of approximately $16.3 million to achieve a coverage ratio of 1:1.

 USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreements. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the old notes, except the new notes will be registered under the Securities Act and will not contain restrictions on transfer, registration rights or provisions for additional interest. Old notes tendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in outstanding indebtedness.

DESCRIPTION OF NOTES

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." In this description, the term "Company," "us," "our" or "we" refers only to Sanchez Energy Corporation. The term "notes" in this section of the prospectus include both the old notes and the new notes offered hereby, unless the context otherwise requires.

        The old notes were issued under the indenture dated June 13, 2013 among the Company, the Guarantors and U.S. Bank National Association, as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

        The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as Holders of the notes. Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture.

        The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

        If the exchange offer contemplated by this prospectus is consummated, Holders of old notes who do not exchange those notes for new notes in the exchange offer will vote together with Holders of new notes for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the Holders thereunder must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the indenture. In determining whether Holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the indenture, any old notes that remain outstanding after the exchange offer will be aggregated with the new notes, and the Holders of such old notes and the new notes will vote together as a single class for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the notes outstanding shall be deemed to mean, at any time after the exchange offer is consummated, such percentages in aggregate principal amount of the old notes and the new notes then outstanding.

Brief Description of the Notes and the Subsidiary Guarantees

The New Notes

        Like the old notes, the new notes will:

  •
  be general unsecured obligations of the Company;

  •
  rank equal in right of payment with all existing and future Senior Debt of the Company;

  •
  rank effectively junior in right of payment to any secured Indebtedness of the Company, including Indebtedness under the Credit Agreement, to the extent of the value of the collateral securing such Indebtedness;

  •
  rank senior in right of payment to any future subordinated Indebtedness of the Company; and

  •
  be unconditionally guaranteed by the Guarantors on a senior unsecured basis (subject to release provisions specified below under "—Subsidiary Guarantees").

Subsidiary Guarantees

        Initially, the notes will be guaranteed by all of the Company's Domestic Subsidiaries (other than the Existing Unrestricted Subsidiary referred to below).

        Each guarantee of the new notes, like each guarantee of the old notes, will:

  •
  be a general unsecured obligation of the Guarantor;

  •
  rank equal in right of payment with all existing and future Senior Debt of that Guarantor;

  •
  rank effectively junior in right of payment to any secured Indebtedness of that Guarantor, including Indebtedness under the Credit Agreement, to the extent of the value of the collateral securing such Indebtedness; and

  •
  rank senior in right of payment to any future subordinated Indebtedness of that Guarantor.

        At March 31, 2014, after giving effect to this exchange offer the Company would have had:

  •
  total Senior Debt of $600 million, consisting of the notes; and

  •
  no Indebtedness subordinated in right of payment to the notes.

        The indenture permits us and the Guarantors to incur additional Indebtedness, including additional Senior Debt.

        Future Restricted Subsidiaries of the Company created or acquired by the Company will be required to guarantee the notes only under the circumstances described below under the subheading "—Certain Covenants—Additional Subsidiary Guarantees." In the event of a bankruptcy, liquidation or reorganization of any non-guarantor Subsidiary, the non-guarantor Subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to us.

        Currently, each of the Company's Subsidiaries, except for SN Midstream, LLC (the "Existing Unrestricted Subsidiary"), is a "Restricted Subsidiary" and the Existing Unrestricted Subsidiary is an "Unrestricted Subsidiary" under the indenture. Under the circumstances described below under the subheading "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture and will not guarantee the notes. The Existing Unrestricted Subsidiary represents less than 1% of our consolidated assets as of, and less than 1% of our consolidated revenues for the 12 month period ending, December 31, 2013 and is a "minor" subsidiary as such term is interpreted in securities regulations governing financial reporting for guarantors.

Principal, Maturity and Interest

        The Company has issued $600 million in aggregate principal amount of old notes. In addition to the new notes offered hereby, the Company may issue additional notes under the indenture from time to time after this offering. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The old notes, the new notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company may issue notes only in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The new notes will mature on June 15, 2021.

        Interest on the new notes will accrue at the rate of 7.75% per annum and is payable semi-annually in arrears on June 15 and December 15, commencing on the first June 15 or December 15 next following the date of issuance of the new notes. Interest on overdue principal and interest will accrue at a rate that is 1.0% higher than the then applicable interest rate on the notes. The Company will make each interest payment to the Holders of record on the immediately preceding June 1 and December 1, but interest payable on any interest payment date on any new note issued in exchange for any old note after a regular record date and prior to such interest payment date will be paid to the holder of record of such old note on such record date.

        Interest on the new notes will accrue from the most recent interest payment date on which interest has been paid on the old notes surrendered in exchange therefor. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        If an interest payment date falls on a day that is not a Business Day, the interest payment to be made on such interest payment date will be made on the next succeeding Business Day with the same force and effect as if made on such interest payment date, and no additional interest will accrue solely as a result of such delayed payment.

Methods of Receiving Payments on the Notes

        If a Holder has given wire transfer instructions to the Company, the Company will pay all principal of, interest and premium, if any, on, that Holder's notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

        The trustee currently acts as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. No service charge will be imposed by the Company, the trustee or the registrar for any registration of transfer or exchange of notes, but Holders will be required to pay all taxes due on transfer. The Company will not be required to transfer or exchange any note selected for redemption. Also, the Company will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed or between a record date and the next succeeding interest payment date.

Subsidiary Guarantees

        Like the old notes, the new notes will be guaranteed by all of the Company's Domestic Subsidiaries (other than the Existing Unrestricted Subsidiary) on a senior unsecured basis. In the future, other Restricted Subsidiaries formed or acquired by the Company will be required to guarantee the notes under the circumstances described below under "—Certain Covenants—Additional Subsidiary Guarantees." These Subsidiary Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law, although this limitation may not be effective to prevent the Subsidiary Guarantees from being voided in bankruptcy. See "Risk Factors—Risks Relating to Our Indebtedness and the Notes—The guarantees by our subsidiaries of the notes could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or void these subsidiary guarantees."

        A Guarantor may not sell or otherwise dispose of, in one or a series of related transactions, all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

  (1)
  immediately after giving effect to such transaction or series of transactions, no Default or Event of Default exists; and

  (2)
  either:

  (a)
  the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes, pursuant to a supplemental indenture substantially in the form specified in the indenture, all the obligations of that Guarantor under the notes, the indenture and its Subsidiary Guarantee on terms set forth therein; or

  (b)
  such transaction or series of transactions does not violate the "Asset Sales" provisions of the indenture.

        The Subsidiary Guarantee of a Guarantor will be released:

  (1)
  in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the "Asset Sales" provisions of the indenture;

  (2)
  in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the "Asset Sales" provisions of the indenture and that Guarantor no longer qualifies as a Subsidiary of the Company as a result of such disposition;

  (3)
  if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

  (4)
  upon Legal Defeasance or Covenant Defeasance as described below under the caption "—Legal Defeasance and Covenant Defeasance" or upon satisfaction and discharge of the indenture as described below under the caption "—Satisfaction and Discharge";

  (5)
  upon the liquidation or dissolution of such Guarantor, provided no Default or Event of Default has occurred that is continuing;

  (6)
  at such time as such Guarantor ceases both (x) to guarantee (or otherwise be an obligor with respect to) any other Indebtedness of the Company or any other Guarantor in excess of the De Minimis Guaranteed Amount (except as a result of payment under any such other guarantee) and (y) to be an obligor with respect to any Indebtedness under the Credit Agreement; or

  (7)
  upon such Guarantor consolidating with, merging into or transferring all of its properties or assets to the Company or another Guarantor, and as a result of, or in connection with, such transaction such Guarantor dissolving or otherwise ceasing to exist.

        See "—Repurchase at the Option of Holders—Asset Sales."

Optional Redemption

        Except as otherwise described in this section and in the penultimate paragraph of "—Repurchase at the Option of Holders—Change of Control," the notes will not be redeemable at the Company's option prior to June 15, 2017. The Company is not, however, prohibited from acquiring the notes by means other than a redemption, whether pursuant to a tender offer, open market purchase, privately negotiated transaction, exchange offer or otherwise, so long as the acquisition does not violate the terms of the indenture.

        At any time prior to June 15, 2016, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes (including, without limitation, additional notes, if any) issued under the indenture at a redemption price of 107.75% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more Equity Offerings by the Company, provided that:

  (1)
  at least 65% of the aggregate principal amount of notes (including, without limitation, additional notes, if any) originally issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Company and its Subsidiaries); and

  (2)
  the redemption occurs within 180 days of the date of the closing of such Equity Offering.

        Prior to June 15, 2017, the Company may redeem all or part of the notes at a redemption price equal to the sum of:

  (1)
  the principal amount thereof; plus

  (2)
  the Make Whole Premium at the redemption date; plus

  (3)
  accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

        On and after June 15, 2017, the Company may on any one or more occasions redeem all or a part of the notes at the redemption prices (expressed as percentages of principal amount of the notes redeemed) set forth below, plus accrued and unpaid interest, if any, on the notes to be redeemed to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year	Percentage
2017	103.875%
2018	101.938%
2019 and thereafter	100.000%

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

  (1)
  if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed unless otherwise required by law or applicable depositary requirements; or

  (2)
  if the notes are not listed on any national securities exchange, on a pro rata basis, subject to the authorized denomination for the notes (or, in the case of notes in global form, the trustee will select notes for redemption based on DTC's method that most nearly approximates a pro rata selection) unless otherwise required by law or applicable depositary requirements.

        No notes of $2,000 or less can be redeemed in part. The Company will deliver a notice of optional redemption at least 30 but not more than 60 days before the redemption date to each Holder of the notes to be redeemed at its registered address, except that optional redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a covenant defeasance or legal defeasance of the notes or a satisfaction and discharge of the indenture. Notice of any redemption, including, without limitation, upon an Equity Offering, may, at the Company's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the applicable Holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption, unless the redemption is subject to a condition precedent that is not satisfied or waived. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption, unless the Company defaults in the payment of the redemption price.

        The notice of redemption with respect to a redemption described in the third paragraph under "—Optional Redemption" need not set forth the Make Whole Premium but only the manner of calculation thereof. The Company will notify the trustee of the Make Whole Premium with respect to any such redemption promptly after the calculation, and the trustee shall not be responsible for such calculation.

Mandatory Redemption

        Except as set forth below under "—Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the notes or to repurchase the notes at the option of the Holders.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs, each Holder of the notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder's notes pursuant to an offer ("Change of Control Offer") on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a payment in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of settlement (the "Change of Control Settlement Date"), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Settlement Date. Within 30 days following any Change of Control, the Company will deliver a notice to each Holder and the trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Settlement Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the indenture and described in such notice.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

        On or before the Change of Control Settlement Date, the Company will, to the extent lawful, accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer. Promptly thereafter on the Change of Control Settlement Date, the Company will:

  (1)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (2)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

        On the Change of Control Settlement Date, the paying agent will mail to each Holder of the notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes tendered, if any; provided, however, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Settlement Date.

        The Company's ability to repurchase notes pursuant to a Change of Control Offer may be restricted by the terms of any Credit Facility, and may be prohibited or otherwise limited by the terms of any then existing borrowing arrangements and the Company's financial resources. The exercise by the Holders of the notes of their right to require the Company to repurchase the notes upon a Change of Control Offer could cause a default under these other agreements, even if the Change of Control itself does not, due to the financial effect of such repurchases on the Company or otherwise. The Credit Agreement provides that certain change of control events with respect to the Company would constitute an event of default thereunder, entitling the lenders, among other things, to accelerate the maturity of all Indebtedness outstanding thereunder. Any future credit agreements or other agreements relating to Indebtedness to which the Company or any Guarantor becomes a party may contain similar restrictions and provisions. The indenture provides that, prior to complying with any of the provisions of this "Change of Control" covenant, but in any event no later than the Change of Control Settlement Date, the Company or any Guarantor must either repay all of its other outstanding Indebtedness or obtain the requisite consents, if any, under all agreements governing such Indebtedness to permit the repurchase of notes required by this covenant. If the Company does not obtain the requisite consents or repay all of its other outstanding Indebtedness, the Company will remain prohibited from purchasing notes under those other agreements. The Company's failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under other Indebtedness. Finally, the Company's ability to pay cash to the Holders of the notes upon a repurchase may be limited by the Company's then existing financial resources. See "Risk Factors—Risks Relating to our Indebtedness and the Notes—We may not be able to repurchase the notes upon a change of control."

        The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption of all outstanding notes has been given pursuant to the indenture as described above under the caption "—Optional Redemption," unless there is a default in payment of the applicable redemption price or (3) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an "Alternate Offer") any and all notes validly tendered at a cash price equal to or higher than the Change of Control Payment and purchases all notes properly tendered in accordance with the terms of such Alternate Offer. Notwithstanding anything to the contrary contained in the indenture, a Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for such Change of Control at the time of making the Change of Control Offer.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of the notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

        In the event that Holders of not less than 90% in aggregate principal amount of the outstanding notes accept a Change of Control Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as described above) purchases all of the notes held by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the notes that remain outstanding, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

        The provisions under the indenture relative to the Company's obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified or terminated with the consent of the Holders of a majority in principal amount of the notes (including, without limitation, additional notes, if any) then outstanding (including consents obtained in connection with a tender offer or exchange offer for the notes) prior to the occurrence of such Change of Control.

Asset Sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Company (or a Restricted Subsidiary, as the case may be) receives consideration (including by way of relief from, or any Person assuming responsibilities for, any liabilities, contingent or otherwise) at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

  (2)
  at least 75% of the aggregate consideration received by the Company and its Restricted Subsidiaries in the Asset Sale and all other Asset Sales since the date of the indenture is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on the Company's or any Restricted Subsidiary's most recent consolidated balance sheet, of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a novation or indemnity agreement that releases the Company or such Restricted Subsidiary from further liability (or in lieu of such absence of liability, the acquiring Person or its parent company agrees to indemnify and hold the Company or such Restricted Subsidiary harmless from and against any loss, liability or cost in respect of such assumed liabilities accompanied by the posting of a letter of credit (issued by a commercial bank that has an Investment Grade Rating) in favor of the Company or such Restricted Subsidiary for the full amount of such liabilities and for so long as such liabilities remain outstanding unless such indemnifying party (or its long term debt securities) shall have an Investment Grade Rating (with no indication of a negative outlook or credit watch with negative implications, in any case, that contemplates such indemnifying party (or its long term debt securities) failing to have an Investment Grade Rating) at the time the indemnity is entered into) or that are otherwise cancelled or terminated in connection with the transaction with such transferee;

  (b)
  with respect to any Asset Sale of interests in oil and gas properties by the Company or any of its Restricted Subsidiaries, any agreement by the transferee (or an Affiliate thereof) to pay all or a portion of the Company's or such Restricted Subsidiary's allocable share of the costs and expenses related to the exploration, development, completion or production of such properties and activities related thereto;

  (c)
  any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are, within 180 days after the Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

  (d)
  accounts receivable of a business retained by the Company or any of its Restricted Subsidiaries, as the case may be, following the sale of such business, provided that such accounts receivable (i) are not past due more than 90 days and (ii) do not have a payment date greater than 120 days from the date of the invoices creating such accounts receivable; and

  (e)
  Additional Assets.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or any Restricted Subsidiary) may apply those Net Proceeds at its option to any combination of the following:

  (1)
  to prepay, repay, redeem or repurchase Senior Debt;

  (2)
  to invest in or acquire Additional Assets; or

  (3)
  to make capital expenditures in respect of the Company's or its Restricted Subsidiaries' Oil and Gas Business.

        The requirement of clause (2) or (3) of the preceding paragraph shall be deemed to be satisfied if a bona fide binding contract not prohibited by the indenture committing to make the investment, acquisition or expenditure referred to therein is entered into by the Company or any of its Restricted

Subsidiaries with a Person other than a Restricted Subsidiary within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within six months following the date such agreement is entered into.

        Pending the final application of any Net Proceeds, the Company (or any Restricted Subsidiary) may temporarily reduce Indebtedness under any Credit Facility or otherwise expend or invest the Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second preceding paragraph of this covenant will constitute "Excess Proceeds." If on the 366th day after an Asset Sale the aggregate amount of Excess Proceeds then exceeds $25.0 million, within five days after such date, the Company will make an offer (the "Asset Sale Offer") to all Holders of the notes, and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets, to purchase, prepay or redeem, on a pro rata basis (based on principal amounts of notes and pari passu Indebtedness (or, in the case of pari passu Indebtedness issued with significant original issue discount, based on the accreted value thereof) tendered), the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of settlement, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of notes, the trustee will select the notes to be purchased on a pro rata basis (except that any notes represented by a note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate), based on the principal amounts tendered (with such adjustments as may be deemed appropriate by the Company so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. The Company may satisfy the foregoing obligation with respect to any Excess Proceeds by making an Asset Sale Offer prior to the expiration of the relevant 365 day period or with respect to Excess Proceeds of $25.0 million or less.

        The provisions under the indenture relative to the Company's obligation to make an offer to repurchase the notes as a result of an Asset Sale may be waived or modified with the written consent of a majority in principal amount of the outstanding notes (including, without limitation, additional notes, if any).

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

        The Company's ability to repurchase notes in an Asset Sale Offer may be restricted by the terms of any Credit Facility or future agreement, and may be prohibited or otherwise limited by the terms of any then existing borrowing arrangements and the Company's financial resources. The exercise by the

Holders of the notes of their right to require the Company to repurchase the notes upon an Asset Sale Offer could cause a default under these other agreements, even if the Asset Sale itself does not, due to the financial effect of such repurchases on the Company or otherwise. In the event an Asset Sale occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of the applicable lenders to the purchase of notes or could attempt to refinance the Indebtedness that contain such prohibitions. If the Company does not obtain a consent or repay the Indebtedness, the Company will remain prohibited from purchasing notes. In that case, the Company's failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under other Indebtedness. Finally, the Company's ability to pay cash to the Holders of the notes upon a repurchase may be limited by the Company's then existing financial resources.

Certain Covenants

Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends, payments or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and dividends, payments or distributions payable to the Company or a Restricted Subsidiary of the Company);

  (2)
  repurchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than through the exchange therefor solely of Equity Interests (other than Disqualified Stock) of the Company and other than any acquisition or retirement for value from, or payment to, the Company or a Restricted Subsidiary of the Company);

  (3)
  make any payment on or with respect to, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is contractually subordinated in right of payment to the notes or any Subsidiary Guarantee (excluding (a) any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries, (b) the purchase, repurchase or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the notes or the Subsidiary Guarantees acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition or retirement for value, and (c) any payment of any installment of interest or principal at the Stated Maturity thereof); or

  (4)
  make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4), other than any such action ("Permitted Payment") expressly excluded from clauses (1), (2) and (3), being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

  (A)
  no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

  (B)
  the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (C)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (8), (9), (10), (11), (12) and (13) of the next succeeding paragraph) after the date of the indenture, is less than the sum, without duplication, of:

  (i)
  50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 2013, to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

  (ii)
  100% of the aggregate net cash proceeds, and the Fair Market Value of any Capital Stock of Persons engaged primarily in the Oil and Gas Business or any other assets that are used or useful in the Oil and Gas Business, in each case received by the Company after the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or received by the Company from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests since the date of the indenture or from the issue or sale of options, warrants or rights to purchase such Equity Interests that have been exercised for such Equity Interests since the date of the indenture (other than, in either case, Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company), plus

  (iii)
  to the extent that any Restricted Investment made since the date of the indenture is sold or otherwise liquidated or repaid, 100% of the aggregate cash, and the Fair Market Value of any property other than cash, constituting the return of capital to the Company or any of its Restricted Subsidiaries with respect to such Restricted Investment (less the cost of disposition, if any), plus

  (iv)
  an amount equal to (x) the net reduction in Restricted Investments since the date of the indenture resulting from dividends, distributions, redemptions or repurchases, proceeds of sales or other dispositions thereof, interest payments, repayments of loans or advances, releases of guarantees or other transfers of assets (including transfers as a result of a merger or liquidation), in each case to the Company or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) in respect of Restricted Investments plus (y) with respect to any Unrestricted Subsidiary redesignated as, or merged into, a Restricted Subsidiary since the date of the indenture, the Fair Market Value of the interest of the Company or Restricted Subsidiary in such Unrestricted Subsidiary at the time of redesignation of such Unrestricted Subsidiary as, or merger of such Unrestricted Subsidiary into, such Restricted Subsidiary, in each case to the extent such amounts have not been included in Consolidated Net Income of the Company for such period, plus

    (v)
    to the extent not included in clause (iv), any dividends received in cash by the Company or any of its Restricted Subsidiaries since April 1, 2013 from an Unrestricted Subsidiary to the extent such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

        The preceding provisions will not prohibit any of the following actions:

  (1)
  the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the payment or redemption would have complied with the provisions of the indenture;

  (2)
  the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or in an amount not greater than the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary of the Company) to the equity capital of the Company or (b) sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided, however, that the amount of any such net cash proceeds that are utilized for any such repurchase, redemption, defeasance or other acquisition or retirement for value will be excluded from clause (C)(ii) of the first paragraph of this covenant;

  (3)
  the payment on or purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from a substantially concurrent incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

  (4)
  the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of such Restricted Subsidiary's Equity Interests on a pro rata basis;

  (5)
  so long as no Default (other than a Reporting Default) or Event of Default shall have occurred and be continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company pursuant to any director or employee equity subscription agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement; provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any calendar year (with any portion of such $5.0 million amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount) plus, to the extent not previously applied or included, (a) the cash proceeds received by the Company or any of its Restricted Subsidiaries from sales of Equity Interests of the Company to employees or directors of the Company or its Affiliates that occur after the date of the indenture (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (C)(ii) of the first paragraph of this covenant) and (b) the cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the date of the indenture;

  (6)
  the payment on or purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the notes or a Subsidiary Guarantee at a purchase price not greater than (i) 101% of the principal amount of such subordinated Indebtedness in the event of a Change of Control or (ii) 100% of the principal amount of such subordinated Indebtedness in the event of an Asset Sale, in each case plus accrued and unpaid interest thereon, in connection with any Change of Control Offer or asset sale offer required by the terms of such Indebtedness, but only if:

    (a)
    in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations under the provisions described under "—Repurchase at the Option of Holders—Change of Control"; or

    (b)
    in the case of an Asset Sale, the Company has complied with and fully satisfied its obligations in accordance with the covenant under the heading, "—Repurchase at the Option of Holders—Asset Sales";

  (7)
  the purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Restricted Subsidiary of the Company representing fractional shares of such Equity Interests in connection with a merger or consolidation involving the Company or such Restricted Subsidiary or any other transaction permitted by the indenture;

  (8)
  repurchases of Equity Interests deemed to occur upon the exercise or conversion of stock options, restricted stock, phantom stock, warrants, incentives, rights to acquire Equity Interests or other derivative securities if such Equity Interests represent a portion of the exercise, exchange or conversion price thereof;

  (9)
  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officers, directors or employees of the Company or any of its Restricted Subsidiaries or Affiliates in connection with the exercise or vesting of any equity compensation (including, without limitation, stock options, restricted stock, phantom stock, warrants, incentives, rights to acquire Equity Interests or other derivative securities) for services for the Company or any Restricted Subsidiary in order to satisfy any tax withholding obligation with respect to such exercise or vesting;

  (10)
  any payments in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by the indenture not to exceed $5.0 million in the aggregate after the date of the indenture;

  (11)
  the declaration and payment of regularly scheduled or accrued dividends to holders of any class of Disqualified Stock of the Company or any Preferred Stock of a Restricted Subsidiary issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" to the extent such dividends are included (x) as consolidated interest expense in clause (1) of the definition of "Fixed Charges" or (y) under clause (4) of the definition of "Fixed Charges";

  (12)
  so long as no Default (other than a Reporting Default) or Event of Default shall have occurred and be continuing or would be caused thereby, any Restricted Payment, which when combined with the outstanding amount of all other Restricted Payments effected pursuant to this clause (12), does not exceed $25.0 million; or

  (13)
  the declaration or payment of scheduled or accrued dividends on the Existing Convertible Preferred Stock.

        The amount of all Restricted Payments (or payment or other transaction that, except for being a Permitted Payment or Permitted Investment, would constitute a Restricted Payment) (other than cash) will be the Fair Market Value, on the date of the Restricted Payment or other transaction, of the Restricted Investment proposed to be made or the asset(s) or securities proposed to be transferred or issued by the Company or any of its Restricted Subsidiaries, as the case may be, pursuant to such Restricted Payment or other transaction. The Fair Market Value of any Restricted Investment, assets or securities that are required to be valued by this covenant will be determined in accordance with the definition of that term. For purposes of determining compliance with this "Restricted Payments" covenant, in the event that a Restricted Payment (or payment or other transaction that, except for being a Permitted Payment or Permitted Investment, would constitute a Restricted Payment) meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1)-(13), or is permitted pursuant to the first paragraph of this covenant or is a Permitted Payment or Permitted Investment, the Company will be permitted to divide or classify (or later divide, re-divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment or such other transaction (or portion thereof) in any manner that complies with this covenant.

        For the purpose of this covenant and the definition of "Permitted Investments," a contribution, sale or incurrence will be deemed to "substantially concurrent" if the related "Restricted Payment" or purchase, repurchase, redemption, defeasance or other acquisition or retirement for value or payment of principal or acquisition of assets or Capital Stock or other Investment occurs within 90 days before or after such contribution, sale or incurrence.

Incurrence of Indebtedness and Issuance of Preferred Stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness, the Company will not issue any Disqualified Stock, and the Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Company and any of its Restricted Subsidiaries may incur Indebtedness, the Company may issue Disqualified Stock or a Restricted Subsidiary may issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock are issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock or Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any Disqualified Stock or any Preferred Stock (collectively, "Permitted Debt"):

  (1)
  the incurrence by the Company or any of its Restricted Subsidiaries (whether as borrower or guarantor) of additional Indebtedness (including letters of credit) under one or more Credit Facilities, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) and then outstanding does not exceed the greater of (a) $500.0 million and (b) the sum of $200.0 million and 35.0% of the Company's Adjusted Consolidated Net Tangible Assets determined on the date of such incurrence;

  (2)
  the incurrence by the Company or its Restricted Subsidiaries of the Existing Indebtedness;

  (3)
  the incurrence by the Company and the Guarantors of Indebtedness represented by (a) the old notes and the related Subsidiary Guarantees and (b) the new notes and the related Subsidiary Guarantees issued in this exchange offer;

  (4)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations or other Indebtedness, in each case incurred for the purpose of financing all or any part of the purchase price, other acquisition cost or cost of design, construction, installation, development, repair or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary (together with improvements, additions, accessions and contractual rights relating primarily thereto) and related financing costs, and Attributable Debt in respect of sale and leaseback transactions, including all Permitted Refinancing Indebtedness incurred pursuant to clause (5) to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any Indebtedness incurred pursuant to this clause (4), provided that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred pursuant to this clause (4) and then outstanding does not exceed the greater of (a) $20.0 million and (b) 2.5% of the Company's Adjusted Consolidated Net Tangible Assets determined on the date of such incurrence;

  (5)
  the incurrence or issuance by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) or Disqualified Stock of the Company or Preferred Stock of any Restricted Subsidiary, in each case that was permitted by the indenture to be incurred or issued under the indenture (including Indebtedness previously incurred or Disqualified Stock or Preferred Stock previously issued pursuant to this clause (5));

  (6)
  the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among any of the Company and any of its Restricted Subsidiaries; provided, however, that:

  (a)
  if the Company is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, or if a Guarantor is the obligor on such Indebtedness and neither the Company nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Subsidiary Guarantee of such Guarantor; and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence (as of the date of such issuance, sale or transfer) of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the incurrence by the Company or any of its Restricted Subsidiaries of obligations under Hedging Contracts;

  (8)
  the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this covenant;

  (9)
  the incurrence by the Company or any of its Restricted Subsidiaries of obligations relating to net Hydrocarbon balancing positions arising in the ordinary course of business;

  (10)
  the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any Preferred Stock; provided, however, that:

  (a)
  any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

  (b)
  any sale or other transfer of any such Preferred Stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

          shall be deemed, in each case, to constitute an issuance (as of the date of such issuance, sale or transfer) of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (10);

  (11)
  the incurrence by the Company or its Restricted Subsidiaries of Permitted Acquisition Indebtedness;

  (12)
  the incurrence by the Company or its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business;

  (13)
  the incurrence by the Company or its Restricted Subsidiaries of Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and the Restricted Subsidiaries;

  (14)
  the incurrence by the Company or its Restricted Subsidiaries of Indebtedness (other than for money borrowed) in respect of obligations in connection with workers' compensation, health, disability or other benefits, unemployment or other insurance or self-insurance obligations and other social security or similar legislation, old age pension or public liability obligations, statutory obligations, government contracts, trade contracts, regulatory obligations, leases, utility contracts and similar obligations or tender, bid, performance, surety, plugging and abandonment, appeal, reimbursement or similar bonds and completion guarantees issued or provided by, or for the account of, the Company or any of its Restricted Subsidiaries in the ordinary course of business and any guarantees, contingent reimbursement obligations or other contingent obligations with respect to letters of credit or bank guarantees functioning as or supporting or issued to assure payment or performance of any of the foregoing bonds or obligations;

  (15)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Company or any Restricted Subsidiary of the Company providing for indemnification, guarantees (other than guarantees of Indebtedness), adjustment of purchase price, holdbacks, earn outs, or similar obligations, in each case incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Subsidiary in a transaction permitted by the indenture, other than guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

  (16)
  the incurrence by the Company or any of its Restricted Subsidiaries of liability in respect of Indebtedness of any Unrestricted Subsidiary of the Company or any Joint Venture but only to the extent that such liability is the result of (a) the Company's or any such Restricted Subsidiary's being a general partner or member of, or owner of an Equity Interest in, such Unrestricted Subsidiary or Joint Venture and not as guarantor of such Indebtedness and provided that after giving effect to any such incurrence, the aggregate principal amount of all

    Indebtedness incurred under this clause (16) and then outstanding does not exceed $25.0 million or (b) the pledge of (or a Guaranty limited in recourse solely to) Equity Interests in such Unrestricted Subsidiary or Joint Venture held by the Company or such Restricted Subsidiary to secure such Indebtedness and solely to the extent such Indebtedness constitutes Non-Recourse Debt; and

  (17)
  the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance by the Company of additional Disqualified Stock or by any Restricted Subsidiary of Preferred Stock in an aggregate principal amount, when taken together with the aggregate principal amount of all other Indebtedness and Disqualified Stock or Preferred Stock incurred or issued under this clause (17) and then outstanding, not to exceed the greater of (a) $30.0 million and (b) 3.0% of the Company's Adjusted Consolidated Net Tangible Assets determined on the date of such incurrence or issuance.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, (a) in the event that an item of Indebtedness or Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) above, or is entitled to be incurred or issued pursuant to the first paragraph of this covenant, the Company will be permitted to divide or classify (or later divide, re-divide, classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness or Disqualified Stock or Preferred Stock in any manner that complies with this covenant; and (b) at the time of Incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the type of Indebtedness described in the first and second paragraphs above without giving pro forma effect to the portion of such Indebtedness incurred pursuant to the second paragraph above when calculating the portion of such Indebtedness that may be incurred pursuant to the first paragraph above. Any Indebtedness under Credit Facilities outstanding on the date of the indenture shall initially be considered incurred on such date in reliance on the exception provided by clause (1) of the definition of "Permitted Debt," subject to any subsequent classification or reclassification or division permitted pursuant to this paragraph. For purposes of determining any particular amount of Indebtedness under this covenant, (i) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness otherwise included in the determination of such amount shall not also be included and (ii) if obligations in respect of letters of credit are incurred pursuant to a Credit Facility and are being treated as incurred pursuant to clause (1) of the definition of "Permitted Debt," and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included.

        The dollar equivalent principal amount of any Indebtedness denominated in a foreign currency and incurred pursuant to any dollar-denominated restriction on the incurrence of Indebtedness shall be calculated based on the relevant exchange rates in effect at the time of incurrence, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

        The accrual of interest or dividends on Preferred Stock, the accretion or amortization of original issue discount or accreted value, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Stock for purposes of this covenant, provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued to the extent required by the definition of such term. For purposes of this covenant, (i) the accrual of an obligation to pay a premium in respect of Indebtedness or Disqualified Stock or Preferred Stock arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness or Disqualified Stock or Preferred Stock, (ii) unrealized losses or charges in respect of Hedging Contracts (including those resulting from the application of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815) or (iii) the increase in the amount of Indebtedness or Disqualified Stock or Preferred Stock outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the Fair Market Value of assets securing Indebtedness of another Person described in the second sentence of the definition of Indebtedness will, in the case of (i), (ii) or (iii), not be deemed to be an incurrence of Indebtedness or Disqualified Stock or Preferred Stock. Further, the accounting reclassification of any obligation or Disqualified Stock or Preferred Stock of the Company or any of its Restricted Subsidiaries as Indebtedness will not be deemed an incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this covenant.

        The "amount" or "principal amount" of any Indebtedness or Preferred Stock or Disqualified Stock outstanding at any time of determination as used herein shall be as set forth below or, if not set forth below, determined in accordance with GAAP:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

  (2)
  the principal amount of the Indebtedness, in the case of any other Indebtedness;

  (3)
  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

  (a)
  the Fair Market Value of such assets at the date of determination; and

  (b)
  the amount of the Indebtedness of the other Person;

  (4)
  in the case of any Capital Lease Obligation, the amount determined in accordance with the definition thereof;

  (5)
  in the case of any Preferred Stock, if other than Disqualified Stock, the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price or if Disqualified Stock, as specified in the definition thereof;

  (6)
  in the case of obligations under any Hedging Contracts, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such date;

  (7)
  in the case of all other unconditional obligations, the amount of the liability thereof determined in accordance with GAAP; and

  (8)
  in the case of all other contingent obligations, the maximum liability at such date of such Person.

Liens

        The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets (whether now owned or hereafter acquired) securing Indebtedness, unless the notes or the Subsidiary Guarantee of such Restricted Subsidiary, as applicable, is secured on an equal and ratable basis with (or, in the case of obligations subordinated in right of payment to the notes or such Subsidiary Guarantee, as the case may be, on a basis senior (to at least the same extent as the notes are senior in right of payment) to) the obligations so secured until such time as such obligations are no longer secured by a Lien.

        Any Lien on any property or assets of the Company or any of its Restricted Subsidiaries created for the benefit of the Holders of the notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged at such time as there are no other Liens of any kind (other than Permitted Liens) on such property or assets securing Indebtedness.

Dividend and Other Payment Restrictions Affecting Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of its Restricted Subsidiaries to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries; provided that (i) the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends or liquidating distributions before dividends or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to pay or make dividends or distributions on Capital Stock for purposes of this covenant and (ii) the subordination of indebtedness owed to the Company or any Restricted Subsidiary to other indebtedness incurred by any Restricted Subsidiary shall not be deemed a restriction on the ability to pay indebtedness;

  (2)
  make loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

  (3)
  sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements (including in respect of any Credit Facilities) as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements (or the agreements referred to in this clause (1)), or the Indebtedness to which those agreements (or the agreements referred to in this clause (1)) relate, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the date of the indenture, as determined in good faith by the Company;

  (2)
  the indenture, the notes and the Subsidiary Guarantees;

  (3)
  applicable law, rule, regulation, order, approval, license, permit or similar restriction;

  (4)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any

    Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was otherwise permitted by the terms of the indenture to be incurred;

  (5)
  instruments governing other Indebtedness of the Company or any of its Restricted Subsidiaries or Disqualified Stock of the Company or Preferred Stock of any Restricted Subsidiary permitted to be incurred pursuant to the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the provisions relating to such encumbrance or restriction contained in such instruments are not materially more restrictive, taken as a whole, than the provisions contained in the Credit Agreement or in the indenture as in effect on the date of the indenture, as determined in good faith by the Company;

  (6)
  customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or in licenses, easements or leases, in each case entered into in the ordinary course of business;

  (7)
  Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired for use in the business of the Company or any Restricted Subsidiary that impose restrictions on that property purchased or leased of the nature described in clause (3) of the preceding paragraph;

  (8)
  any agreement for the sale or other disposition of a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

  (9)
  Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, as determined in good faith by the Company;

  (10)
  Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (11)
  provisions limiting the disposition or distribution of assets or property in Joint Venture agreements, asset sale agreements, sale leaseback agreements, stock sale agreements, shareholders' agreements, partnership agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into (a) in the ordinary course of business or (b) with the approval of the Company's Board of Directors, which limitations are applicable only to the assets or property that are the subject of such agreements;

  (12)
  any agreement or instrument relating to any property or assets acquired after the date of the indenture, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisition;

  (13)
  encumbrances or restrictions on cash, Cash Equivalents or other deposits or net worth requirements imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

  (14)
  customary encumbrances and restrictions contained in agreements of the types described in the definition of "Permitted Business Investments";

  (15)
  Hedging Contracts permitted from time to time under the indenture;

  (16)
  the issuance of Preferred Stock by a Restricted Subsidiary of the Company or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such Preferred Stock is permitted pursuant to the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" and the terms of such Preferred Stock do not expressly restrict the ability of a Restricted Subsidiary of the Company to pay dividends or make any other distributions on its Equity Interests (other than requirements to pay dividends or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Equity Interests);

  (17)
  encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, taken as a whole, detract from the value of, or from the ability of the Company and its Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary, as determined in good faith by the Company;

  (18)
  provisions restricting subletting or assignment of any lease governing a leasehold interest (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in crude oil and natural gas properties) of the Company or any Restricted Subsidiary, or restrictions in licenses (including licenses of intellectual property) relating to the property covered thereby, or other encumbrances or restrictions in agreements or instruments relating to specific assets or property that restrict generally the transfers of such assets or property; provided that such encumbrances or restrictions do not materially affect the ability of the Company to permit payments on the notes when due as required by the terms of the indenture; or

  (19)
  any Permitted Investment.

Merger, Consolidation or Sale of Assets

        The Company may not, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not the Company is the survivor); or (y) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

  (1)
  either: (a) the Company is the survivor; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the notes, and the indenture pursuant to a supplemental indenture;

  (3)
  except in the case that the Company merges into, consolidates with or disposes of assets to a Guarantor, immediately after such transaction, no Default or Event of Default exists;

  (4)
  either:

  (a)
  the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will, on the date of such transaction immediately after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; or

    (b)
    immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, will be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction; and

  (5)
  the Company has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with the indenture;

provided that, in the case of clauses (1) through (4) above, unless such surviving Person is a corporation, a corporate co-issuer of the notes will be added to the indenture by a supplement reasonably satisfactory to the trustee.

        Notwithstanding the restrictions described in the foregoing clause (4), any Restricted Subsidiary of the Company may consolidate with, merge into or dispose of all or part of its properties and assets to the Company, and the Company will not be required to comply with the preceding clause (4) in connection with any such consolidation, merger or disposition.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        Notwithstanding the foregoing, the Company may convert into a corporation, limited liability company, limited partnership or other entity or transfer to or redomesticate in another jurisdiction solely for the purpose of realizing tax or other benefits; provided that, the resulting entity (i) is organized or existing under the laws of the United States, any state of the United States or the District of Columbia and (ii) assumes all the obligations of the Company under the notes, and the indenture pursuant to a supplemental indenture; provided that, unless such Person is a corporation, a corporate co-issuer of the notes will be added to the indenture by a supplement reasonably satisfactory to the trustee.

        Upon any consolidation or merger in which the Company is not the surviving entity or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company, in each case in accordance with the foregoing, the surviving entity formed by such consolidation or into or with which the Company is merged or the entity to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture with the same effect as if such surviving entity had been named as the Company in the indenture, and thereafter (except in the case of a lease of all or substantially all of the Company's assets), the Company will be relieved of all obligations and covenants under the indenture, and the notes.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the properties or assets of a Person.

Transactions with Affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company involving aggregate consideration in excess of $2.0 million (each, an "Affiliate Transaction"), unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if, as determined in good faith by the Company, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; and

  (2)
  the Company delivers to the trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an officers' certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, an officers' certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and attaching a resolution of the Board of Directors of the Company to the effect that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment agreement or arrangement, equity award, equity option or equity appreciation agreement or plan, employee benefit plan, officer or director indemnification agreement, severance agreement or other compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, and payments, awards, grants or issuances of securities pursuant thereto;

  (2)
  transactions between or among any of the Company and its Restricted Subsidiaries;

  (3)
  transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or indirectly, an Equity Interest in, or otherwise controls, such Person;

  (4)
  customary compensation, indemnification and other benefits made available to officers, directors or employees of the Company or a Restricted Subsidiary or an Affiliate of the Company, including reimbursement or advancement of out-of-pocket expenses and provisions of officers' and directors' liability insurance;

  (5)
  sales or issuances of Equity Interests (other than Disqualified Stock) to, or receipt of capital contributions from, Affiliates of the Company and the granting of registration and other customary rights in connection therewith;

  (6)
  any Permitted Investments or Restricted Payments or Permitted Payments that are permitted by the provisions of the indenture described above under the caption "—Restricted Payments";

  (7)
  transactions between the Company or any of its Restricted Subsidiaries and any Person that would not otherwise constitute an Affiliate Transaction except for the fact that a director or manager of which is also a director or manager of the Company or such Restricted Subsidiary, as applicable; provided that such director or manager abstains from voting as a director or manager of the Company or such Restricted Subsidiary, as applicable, on such transaction;

  (8)
  any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an accounting, appraisal, advisory or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph;

  (9)
  (a) guarantees by the Company or any of its Restricted Subsidiaries of performance of obligations of the Company's Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (b) pledges by the Company or any Restricted Subsidiary of the Company of (or any guarantee by the Company or any Restricted Subsidiary limited in recourse solely to) Equity Interests in Unrestricted Subsidiaries for the benefit of lenders or other creditors of the Company's Unrestricted Subsidiaries;

  (10)
  any Affiliate Transaction with a Person in its capacity as a holder of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary of the Company if such Person is treated no more favorably than the other holders of Indebtedness or Capital Stock of the Company or such Restricted Subsidiary;

  (11)
  any contracts for exploring for, drilling, developing, producing, processing, gathering, transporting, marketing or storing Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, that are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any of its Restricted Subsidiaries with unrelated third parties, or if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, then on the terms no less favorable than those available from third parties on an arm's length basis, in each case as determined in good faith by the Company;

  (12)
  transactions with Unrestricted Subsidiaries, customers, clients, suppliers or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to the Company and its Restricted Subsidiaries than those contained in similar contracts entered into by the Company or any of its Restricted Subsidiaries with unrelated third parties, or if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, then on the terms no less favorable than those available from third parties on an arm's length basis, in each case as determined in good faith by the Company;

  (13)
  loans or advances to employees in the ordinary course of business not to exceed $2.5 million in aggregate principal amount at any one time outstanding; and

  (14)
  transactions (other than purchases or sales of assets) effected in accordance with the terms of the Services Agreement as in effect on the date hereof and any amendment or replacement of the Services Agreement on terms no less favorable to the Affiliates of the Company party thereto than those available from third parties on an arm's length basis.

        In addition, if the Company or any of its Restricted Subsidiaries purchases or otherwise acquires assets or properties from a Person which is not an Affiliate, the purchase or acquisition by an Affiliate of the Company of an interest in all or a portion of the assets or properties acquired shall not be deemed an Affiliate Transaction (or cause such purchase or acquisition by the Company or a Restricted Subsidiary to be deemed an Affiliate Transaction), and if the Company or any of its Restricted Subsidiaries sells, conveys or otherwise disposes of assets or other properties to a Person who is not an Affiliate, the sale or other disposition by an Affiliate of the Company of an interest in all or a portion of the assets or properties sold shall not be deemed an Affiliate Transaction (or cause such sale or other disposition by the Company or a Restricted Subsidiary to be deemed an Affiliate Transaction).

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated as an Unrestricted Subsidiary will be deemed to be either (i) an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under the first paragraph, or meets the criteria of clauses (1) through (13) of the second paragraph, of the covenant described above under the caption "—Restricted Payments" or (ii) a Permitted Investment, as determined in good faith by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.

        Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," the Company will be in default of such covenant.

        The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary of the Company to be a Restricted Subsidiary, provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," either as "Permitted Debt" or pursuant to the first paragraph of such covenant with the Fixed Charge Coverage Ratio calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

Additional Subsidiary Guarantees

        If, after the date of the indenture, (a) any Restricted Subsidiary of the Company that is not already a Guarantor guarantees or otherwise becomes an obligor with respect to any other Indebtedness of the Company or any Guarantor in excess of the De Minimis Guaranteed Amount, or (b) any Domestic Subsidiary, if not then a Guarantor, incurs or otherwise becomes an obligor with respect to any Indebtedness under the Credit Agreement, then in either case that Subsidiary will become a Guarantor by executing a supplemental indenture and delivering it to the trustee within 30

Business Days of the date on which it guaranteed or otherwise became an obligor with respect to such Indebtedness, as the case may be; provided, however, that the preceding shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries. Notwithstanding the preceding, any Subsidiary Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph shall provide by its terms that it shall be automatically and unconditionally released at such time as such Guarantor ceases both (x) to guarantee or otherwise be an obligor with respect to any other Indebtedness of the Company or any other Guarantor (except as a result of payment under any such other guarantee) and (y) to be an obligor with respect to any Indebtedness under the Credit Agreement.

        Each Subsidiary Guarantee shall also be released in accordance with the provisions of the indenture described under "—Subsidiary Guarantees."

Reports

        Whether or not required by the rules and regulations of the Commission, so long as any notes are outstanding, the Company will file with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing, in which case the Company will deliver to the trustee, within the time periods specified in the Commission's rules and regulations, and, upon its prior written request to the Company, to any Holder or beneficial owner of notes):

          (1)   all quarterly and annual financial information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2)   all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

        The availability of the foregoing information or reports on the SEC's EDGAR filing system will be deemed to satisfy the foregoing filing and delivery requirements.

        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries (other than Unrestricted Subsidiaries that, when taken together with all other Unrestricted Subsidiaries, are "minor" within the meaning of Rule 3-10 of Regulation S-X), then, to the extent material, the quarterly and annual financial information required by the second preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

        This covenant does not impose any duty on the Company under the Sarbanes Oxley Act of 2002 and the related Commission rules that would not otherwise be applicable.

        In addition, for so long as any notes remain outstanding and constitute "restricted securities" within the meaning of Rule 144, if at any time the Company is not filing the reports required by the preceding paragraphs with the Commission, the Company will deliver to the Holders of the notes and to prospective investors in the notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        The Company will be deemed to have delivered to the Holders (or beneficial owners) and to the prospective investors the information or reports referred to in clauses (1) and (2) of the first paragraph of this covenant or the information referred to in the immediately preceding paragraph of this covenant if the Company has posted such information or reports on the Company Website. For purposes of this covenant the term "Company Website" means the collection of web pages that may be accessed on the World Wide Web using the URL address http://sanchezenergycorp.com or such other address as the Company may from time to time designate in writing to the trustee.

  Covenant Termination

        If at any time (a) the notes have an Investment Grade Rating, (b) no Default (other than a Reporting Default) has occurred and is continuing, and (c) the Company has delivered to the trustee an officer's certificate certifying to the foregoing provisions of this sentence, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Asset Sales" and under the following headings under the caption "—Certain Covenants":

  •
  "—Restricted Payments";

  •
  "—Incurrence of Indebtedness and Issuance of Preferred Stock";

  •
  "—Dividend and Other Payment Restrictions Affecting Subsidiaries";

  •
  "—Transactions with Affiliates";

  •
  "—Designation of Restricted and Unrestricted Subsidiaries"; and

  •
  "—Additional Subsidiary Guarantees."

        However, the Company and its Restricted Subsidiaries will remain subject to the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control," and the following provisions of the indenture described in:

  •
  "—Certain Covenants—Liens";

  •
  "—Certain Covenants—Merger, Consolidation or Sale of Assets" (other than the financial tests set forth in clause (4) of the first paragraph of such covenant);

  •
  "—Certain Covenants—Reports"; and

  •
  the covenant respecting payments for consent in the penultimate paragraph under the caption "—Amendment, Supplement and Waiver."

  Events of Default and Remedies

        Each of the following is an Event of Default:

  (1)
  default for 30 days in the payment when due of interest on the notes;

  (2)
  default in payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

  (3)
  (a) failure by the Company to comply with the provisions described under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" or to consummate a purchase of notes when required pursuant to the provisions described under the caption "—Repurchase at the Option of Holders—Change of Control" or (b) failure by the Company, after written notice has been given by certified mail, (1) to the Company by the trustee or (2) to the Company and the trustee by the Holders of at least 25% in aggregate principal amount of the notes then outstanding, to consummate a purchase of notes when required pursuant to the provisions described under the caption "—Repurchase at the Option of Holders—Asset Sales" and, in the case of clause (b), such failure shall continue for a period of 30 days;

  (4)
  failure by the Company for 180 days after written notice has been given by certified mail to the Company from the trustee or to the Company and the trustee from the Holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with the provisions described under "—Certain Covenants—Reports";

  (5)
  failure by the Company for 60 days after written notice has been given by certified mail to the Company from the trustee or to the Company and the trustee from the Holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with any of its other agreements in the indenture (including the provisions described under the captions "—Repurchase at the Option of Holders—Asset Sales" and "—Repurchase at the Option of Holders—Change of Control" to the extent not described in clause (3) above);

  (6)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; provided, however, that if any such Payment Default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 60 days from the continuation of such Payment Default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default (but not any consequential acceleration of the notes) shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

  (7)
  failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $20.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 consecutive days;

  (8)
  any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee, except, in each case by reason of the release of such Subsidiary Guarantee in accordance with the indenture; and

  (9)
  certain events of bankruptcy, insolvency or reorganization described in the indenture with respect to the Company or any of the Company's Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company.

        In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization described in the indenture with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold notice of any continuing Default or Event of Default from Holders of the notes if it determines that withholding notice is in their interests, except a Default or Event of Default relating to the payment of principal of, or interest or premium, if any, on, the notes.

        The Holders of a majority in aggregate principal amount of the notes then outstanding by written notice to the trustee may on behalf of the Holders of all of the notes rescind an acceleration and its consequences if the rescission would not conflict with any judgment, decree or applicable law and if all existing Events of Default (except with respect to nonpayment of principal, interest or premium, if any, that have become due solely because of the acceleration) have been cured or waived.

        The Holders of a majority in aggregate principal amount of the notes then outstanding by written notice to the trustee may on behalf of the Holders of all of the notes waive (including, without limitation, in connection with a purchase of, or tender offer or exchange offer for, notes) any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes.

        The Company is required to deliver to the trustee annually an officers' certificate regarding compliance with the indenture. Within 30 days of any Company Officer becoming aware of any Default or Event of Default, unless such Default or Event of Default has been cured before the end of the 30-day period, the Company is required to deliver to the trustee a written notice specifying such Default or Event of Default, its status and what action the Company is taking or proposes to take in respect thereof.

No Personal Liability of Directors, Officers, Employees and Shareholders

        No past, present or future director, officer, partner, employee, incorporator, manager or shareholder or other owner of Capital Stock of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the notes, the indenture or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance"), except for:

  (1)
  the rights of Holders of outstanding notes to receive payments in respect of the principal of, and interest or premium, if any, on such notes when such payments are due from the trust referred to below;

  (2)
  the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee, the Company's and the Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the indenture.

        In addition, the Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to (x) all of the covenants that are described under "—Certain Covenants" and under "—Repurchase at the Option of Holders" (other than the covenant described in the first paragraph under "—Certain Covenants—Merger, Consolidation or Sale of Assets," except to the extent described below), including the Company's obligation to make Change of Control Offers and Asset Sale Offers, and (y) the limitations described in clause (4) of the first paragraph under "—Certain Covenants—Merger, Consolidation or Sale of Assets" ("Covenant Defeasance"), and thereafter any omission to comply with those covenants or limitations will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, all Events of Default described under "—Events of Default and Remedies" (except those in clauses (1), (2) and (9) thereunder relating to payments on the notes or bankruptcy or insolvency events as to the Company) will no longer constitute an Event of Default with respect to the notes. If the Company exercises either its Legal Defeasance or Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee and any security for the notes (other than the trust) will be released.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Company must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment banking firm, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on the outstanding notes on the date of fixed maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to the date of fixed maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Company must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee stating that:

  (a)
  the Company has received a ruling from, or a ruling has been published by, the Internal Revenue Service; or

  (b)
  since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Company must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Event of Default has occurred and is continuing on the date of such deposit (other than an Event of Default resulting from the incurrence of Indebtedness or other borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness being deferred, discharged or replaced) or the grant of Liens securing such Indebtedness or other borrowing, all or a portion of the proceeds of which will be applied to such deposits);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any such other Indebtedness being defeased, discharged or replaced) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

  (6)
  the Company must deliver to the trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

  (7)
  the Company must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or interest or premium, if any, on, the notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting Holder):

  (1)
  reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption or repurchase of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest, including default interest, on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes (except (i) a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders" or (ii) a rescission of acceleration of the notes by the Holders of a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in currency other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of the notes to receive payments of principal of, or interest or premium, if any, on the notes (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (7)
  waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

  (9)
  make any change in the preceding amendment, supplement and waiver provisions.

        Notwithstanding the preceding, without the consent of any Holder of the notes, the Company, the Guarantors and the trustee may amend or supplement the indenture or the notes:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the notes and Subsidiary Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's properties or assets, as applicable;

  (4)
  to make any change that would provide any additional rights or benefits to the Holders of the notes or that does not adversely affect the legal rights under the indenture of any such Holder;

  (5)
  to secure the notes or the Subsidiary Guarantees pursuant to the requirements of the covenant described above under the subheading "—Certain Covenants—Liens" or otherwise;

  (6)
  to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

  (7)
  to add any additional Guarantor or to evidence the release of any Guarantor from its Subsidiary Guarantee, in each case as provided in the indenture;

  (8)
  to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  (9)
  to evidence or provide for the acceptance of appointment under the indenture of a successor trustee;

  (10)
  to conform the text of the indenture, the Subsidiary Guarantees or the notes to any provision of the "Description of Notes" section in the Company's offering memorandum dated June 10, 2013 for the old notes originally issued on June 13, 2013; or

  (11)
  to provide for the conversion, transfer or redomestication of the Company in accordance with the fourth paragraph of the covenant described under the subheading "—Certain Covenants—Merger, Consolidation or Sale of Assets."

        Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Beneficial Owner or Holder of any notes for or as an inducement to any consent to any waiver, supplement or amendment of any terms or provisions of the indenture or the notes, unless such consideration is offered to be paid or agreed to be paid to all Beneficial Owners and Holders of the notes in the time frame set forth in solicitation documents relating to such consent.

        The consent of the Holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver under the indenture requiring the approval of the Holders becomes effective, the Company will deliver to the Holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the indenture), when:

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the delivery of a notice of redemption or otherwise and either the Company or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of Stated Maturity or redemption;

  (2)
  in respect of (1)(b), no Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than an Event of Default resulting from the incurrence of Indebtedness or other borrowing of funds to be applied to such deposit (and any similar deposit relating to other Indebtedness being defeased, discharged or replaced) or the grant of Liens securing such Indebtedness or other borrowing, all or a portion of the proceeds of which will be applied to such deposits) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing such other Indebtedness being defeased, discharged or replaced) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

  (3)
  the Company and the Guarantors have paid or caused to be paid all other sums payable by them under the indenture; and

  (4)
  the Company has delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at Stated Maturity or the redemption date, as the case may be.

        In addition, the Company must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of the Company or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

        The Holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. If an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of the notes, unless such Holder has offered to the trustee security or reasonable indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The indenture, the notes and the Subsidiary Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

        Anyone who receives this registration statement may obtain a copy of the indenture without charge by writing to Sanchez Energy Corporation, 1111 Bagby, Suite 1800, Houston, TX 77002, Attention: Chief Financial Officer.

  Book-Entry, Delivery and Form

        The new notes initially will be represented by one or more permanent global notes in registered form without interest coupons (collectively, the "Global Notes").

        The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), and registered in the name of DTC's nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC).

        Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form ("Certificated Notes") except in the limited circumstances described below. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised us that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the exchange agent with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

        Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./ N.V, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        The laws of some jurisdictions may require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or "Holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, the Company, the Guarantors and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes.

  Consequently, neither the Company, the Guarantors, the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee, the Company or any of the Guarantors. None of the Company, the Guarantors nor the trustee will be liable for any delay by DTC, its nominee or any Participant or Indirect Participant in identifying the beneficial owners of beneficial interests in the notes, and the Company, the Guarantors and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Crossmarket transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a Holder of the notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the Guarantors, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000, if:

  (1)
  DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either event, the Company fails to appoint a successor depositary within 90 days;

  (2)
  the Company, at its option, but subject to DTC's requirements, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

  (3)
  there has occurred and is continuing an Event of Default and DTC notifies the trustee of its decision to exchange the Global Note for Certificated Notes.

        Beneficial interests in a Global Note may also be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the other limited circumstances permitted by the indenture, including if an Affiliate of ours acquires such interests. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

        None of the Company, the Guarantors nor the trustee will be liable for any delay by DTC, its nominee or any Participant or Indirect Participant in identifying the beneficial owners of beneficial interests in Global Notes, and the Company, the Guarantors and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including, without limitation, with respect to the registration and delivery, and the respective principal amounts, of the Certificated Notes to be issued.

Exchange of Certificated Notes for Global Notes

        Certificated Notes may not be exchanged for beneficial interests in any Global Note, except in the limited circumstances provided in the indenture.

Same Day Settlement and Payment

        The Company will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by delivering a check to each such Holder's registered address.

        The notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Additional Assets" means:

  (1)
  any assets used or useful in the Oil and Gas Business, other than Indebtedness or Capital Stock;

  (2)
  the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or any of its Restricted Subsidiaries; or

  (3)
  Capital Stock constituting a Minority Interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) is primarily engaged in the Oil and Gas Business.

        "Adjusted Consolidated Net Tangible Assets" of a specified Person means (without duplication), as of the date of determination:

  (1)
  the sum of:

  (a)
  discounted future net revenue from proved crude oil and natural gas reserves of such Person and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal or other income taxes, as estimated by such Person in a reserve report prepared as of the end of the most recently completed fiscal year of such Person for which audited financial statements are available and giving effect to applicable Oil and Natural Gas Hedging Contracts in place as of the date of determination (whether positive or negative), as increased by, as of the date of determination, the estimated discounted future net revenue from:

  (i)
  estimated proved crude oil and natural gas reserves of such Person and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such reserve report, which reserves were not reflected in such year-end reserve report; and

  (ii)
  estimated crude oil and natural gas reserves of such Person and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions (including the impact to proved reserves and future net revenue from estimated development costs incurred and the accretion discount), and in the case of clauses (i) and (ii) calculated in accordance with SEC guidelines;

      and decreased by, as of the date of determination, the estimated discounted future net revenue attributable to:

      (A)
      estimated proved crude oil and natural gas reserves of such Person and its Restricted Subsidiaries reflected in such year-end reserve report produced or disposed of since the date of such reserve report, and

      (B)
      reductions in the estimated crude oil and natural gas reserves of such Person and its Restricted Subsidiaries reflected in such reserve report attributable to downward revisions of estimates of proved crude oil and natural gas reserves since the date of such year-end reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, and in the case of clauses (A) and (B) calculated on a pre-tax basis in accordance with SEC guidelines (utilizing the prices utilized in such Person's year-end reserve report) and estimated by such Person's petroleum engineers or, at such Person's election, any independent petroleum engineers engaged by such Person for that purpose;

    (b)
    the capitalized costs that are attributable to crude oil and natural gas properties of such Person and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributable, based on such Person's books and records as of a date no earlier than the date of such Person's latest available annual or quarterly financial statements;

    (c)
    the Net Working Capital of such Person as of a date no earlier than the date of such Person's latest available annual or quarterly financial statements; and

    (d)
    the greater of:

    (i)
    the net book value; and

    (ii)
    the appraised value, as estimated by independent appraisers, of other tangible assets (including Investments in unconsolidated Subsidiaries) of such Person and its Restricted Subsidiaries as of a date no earlier than the date of such Person's latest available annual or quarterly financial statements (provided that such Person shall not be required to obtain such an appraisal of such assets if no such appraisal has been performed);

  (2)
  minus the sum of:

  (a)
  Minority Interests;

  (b)
  any net natural gas balancing liabilities of such Person and its Restricted Subsidiaries as of the last day of such Person's latest available annual or quarterly financial statements, to the extent not included in calculating the Net Working Capital of such Person in accordance with clause 1(c) above;

  (c)
  to the extent included in clause (1)(a) above, the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the prices utilized in such Person's year end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

  (d)
  to the extent included in clause (1)(a) above, the discounted future net revenue calculated in accordance with SEC guidelines (utilizing the prices utilized in such Person's year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of such Person and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

    (e)
    the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenue specified in clause (1)(a) above, would be necessary to satisfy fully the obligations of such Person and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, "Adjusted Consolidated Net Tangible Assets" of the Company will continue to be calculated as if the Company were still using the full cost method of accounting.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "as determined in good faith by the Company" means a determination made in good faith by the Board of Directors of the Company or any Company Officer involved in or otherwise familiar with the transaction for which such determination is being made.

        "Asset Sale" means:

  (1)
  the sale, lease (other than operating leases entered into in the ordinary course of business), conveyance or other disposition of any properties or assets (including by way of a Production Payment or a sale and leaseback transaction or mergers, consolidations or otherwise); and

  (2)
  the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiary of Equity Interests in any of the Company's Restricted Subsidiaries (in either case other than Preferred Stock of any Restricted Subsidiary issued in compliance with the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

provided that, in the case of (1) or (2), the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries (including by way of a merger or consolidation) will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sales covenant.

        Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

  (1)
  any single transaction or series of related transactions that involves properties, assets or Equity Interests having a Fair Market Value of less than $10.0 million;

  (2)
  a transfer or other disposition of assets between or among any of the Company and its Restricted Subsidiaries;

  (3)
  an issuance or sale or other disposition of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

  (4)
  the sale, lease or other disposition of equipment, inventory, products, services, accounts receivable or other properties or assets in the ordinary course of business and any sale or other disposition of surplus, damaged, worn-out or obsolete assets (including the abandonment or other disposition of licenses and sublicenses of software, intellectual property or other general intangibles that are, as determined in good faith by the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);

  (5)
  the sale or other disposition of (a) Hedging Contracts or other financial instruments in the ordinary course of business or (b) cash or Cash Equivalents;

  (6)
  a disposition of properties or assets that constitutes (or results in by virtue of the consideration received for such disposition) either a Restricted Payment that does not violate the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment or a Permitted Payment;

  (7)
  the abandonment, assignment, the farm-out, lease or sublease of developed or undeveloped crude oil or natural gas properties, or the forfeiture or other disposition of such properties, owned or held by the Company or any of its Restricted Subsidiaries in a manner that is customary in the Oil and Gas Business or in exchange for crude oil and natural gas properties owned or held by another Person;

  (8)
  an Asset Swap;

  (9)
  the creation or perfection of a Lien (but not, except to the extent contemplated in clause (10) below, the sale or other disposition of the properties or assets subject to such Lien);

  (10)
  the creation or perfection of a Permitted Lien and dispositions in connection with Permitted Liens and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien;

  (11)
  a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

  (12)
  the grant in the ordinary course of business of any non-exclusive license or sublicense of patents, trademarks, registrations therefor and other similar intellectual property, including without limitation licenses of seismic data;

  (13)
  a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

  (14)
  the sale, transfer or other disposition (whether or not in the ordinary course of business) of crude oil and natural gas properties or direct or indirect interests in real property; provided that at the time of such sale, transfer or other disposition such properties do not have associated with them any proved reserves;

  (15)
  any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are customary in the Oil and Gas Business for geologist, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

  (16)
  the disposition of assets or Equity Interests received in settlement of debts owing to a Person as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person; and

  (17)
  any sale or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary.

        "Asset Swap" means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in the Oil and Gas Business between the Company or any of its Restricted Subsidiaries and another Person; provided, that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash or Cash Equivalents) is reasonably equivalent, as determined in good faith by the Company, to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary, and provided further, that any net cash or Cash Equivalents received must be applied in accordance with the provisions described above under the caption "—Repurchase at the Option of Holders—Asset Sales," if then in effect, as if the Asset Swap were an Asset Sale.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation." As used in the preceding sentence, the "net rental payments" under any lease for any period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire within one year by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have correlative meanings. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement or similar agreement until consummation of the transaction or, as applicable, series of related transactions contemplated thereby.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

  (2)
  with respect to a limited partnership, the Board of Directors of the general partner of the partnership;

  (3)
  with respect to a limited liability company, the manager or managers, the managing member or members or any controlling committee of managers or managing members thereof; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

        "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in Houston, Texas or in New York, New York or another place of payment are authorized or required by law to close.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, with the amount of Indebtedness represented by such obligation being the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof being the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. Notwithstanding the foregoing, any lease (whether entered into before or after the date of the indenture) that would have been classified as an operating lease pursuant to GAAP as in effect on the date of the indenture will be deemed not to represent a Capital Lease Obligation. For purposes of the covenant described above under the caption "—Certain Covenants—Liens," a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities exercisable for, exchangeable for or convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

  (3)
  marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either S&P or Moody's;

  (4)
  certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million or that is a lender under the Credit Agreement;

  (5)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

  (6)
  commercial paper having one of the two highest ratings obtainable from Moody's or S&P and, in each case maturing within one year after the date of acquisition;

  (7)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition;

  (8)
  with respect to any Foreign Subsidiary of the Company, investments denominated in local currency that are similar to the items specified in clauses (1) through (7) above; and

  (9)
  marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively, and in each case maturing within 24 months after the date of the creation thereof.

        "Cash Management Obligations" means, with respect to any Person, any obligations of such Person to any lender in respect of treasury management arrangements, depositary or other cash management services, including any treasury management line of credit.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Equity Interests of the Restricted Subsidiaries) of the Company and its Restricted Subsidiaries taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

  (2)
  the adoption by the stockholders of the Company of a plan relating to the liquidation or dissolution of the Company;

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, units or the like; provided that, solely to the extent that a Change of Control would result under this clause (3) from the sale of any assets or properties used or useful in the Oil and Gas Business by any Permitted Holder to the Company or any Restricted Subsidiary for Equity Interests, a Change of Control shall be deemed not to have occurred; or

  (4)
  the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

        Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity, an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity or the transfer or redomestication of the Company to or in another jurisdiction shall not, in any case, constitute a Change of Control, so long as following such conversion, exchange, transfer or redomestication, the "persons" (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or Beneficially Own sufficient Equity Interests in such entity or its general partner, as applicable, to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no "person," Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

        "Commission" or "SEC" means the Securities and Exchange Commission.

        "Company Officer" means any person who is authorized by the Board of Directors of the Company to execute documents binding on the Company, either directly or as an officer of a general partner, manager or other business entity with the ultimate authority to manage the business and operations of the Company.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

  (1)
  an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (2)
  provision for taxes based on income or profits (including state franchise taxes accounted for as income taxes in accordance with GAAP) of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (3)
  the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

  (4)
  depreciation, depletion and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, abandonment expense, non-cash equity based compensation expense and other non-cash items (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment, abandonment and other non-cash items were deducted in computing such Consolidated Net Income; plus

  (5)
  unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (6)
  expenses or charges related to any issuance of Equity Interests, Investment, acquisition, merger, consolidation, disposition, recapitalization, incurrence or repayment of Indebtedness or other similar transaction permitted to be incurred by the indenture (whether or not successful); plus

  (7)
  so long as such Person accounts for crude oil and natural gas operations using successful efforts or a similar method of accounting, the consolidated exploration expense of such Person and its Restricted Subsidiaries; plus

  (8)
  to the extent reducing such Consolidated Net Income for such period, payments of scheduled or accrued dividends paid in cash on the Existing Convertible Preferred Stock; minus

  (9)
  non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business; and minus

  (10)
  to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments;

in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of Preferred Stock dividends (except as specified in clause (9) below), provided that:

  (1)
  the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

  (2)
  the Net Income of any Restricted Subsidiary of the Company will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

  (3)
  the cumulative effect of a change in accounting principles will be excluded;

  (4)
  any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any sale or leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person will be excluded;

  (5)
  any asset impairment writedowns on oil and gas properties under GAAP or SEC guidelines will be excluded;

  (6)
  unrealized losses and gains under Hedging Contracts included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815, will be excluded;

  (7)
  to the extent deducted in the calculation of Net Income, any non-cash or other charges relating to any premium or penalty paid, write off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded;

  (8)
  income resulting from transfers of assets (other than cash) between such Person or any of its Restricted Subsidiaries, on the one hand, and an Unrestricted Subsidiary of such Person, on the other hand, will be excluded; and

  (9)
  the Consolidated Net Income of the Company shall be reduced by the amount of any payment of scheduled or accrued dividends paid in cash on the Existing Convertible Preferred Stock.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

  (1)
  to purchase any such primary obligation or any property constituting direct or indirect security therefor;

  (2)
  to advance or supply funds:

  (a)
  for the purchase or payment of any such primary obligation; or

  (b)
  to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

  (3)
  to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

  (1)
  was a member of such Board of Directors on the date of the indenture; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Credit Agreement" means the Amended and Restated Credit Agreement, dated as of May 31, 2013, by and among the Company, SEP Holdings III, LLC, SN Marquis LLC and SN Cotulla Assets, LLC, as borrowers, Royal Bank of Canada as administrative agent, Capital One, National Association as syndication agent, and the other lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

        "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement), indentures, commercial paper facilities, secured or unsecured capital market financings or other debt issuances, in each case with banks or other institutional lenders or institutional investors or other lenders or credit providers providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other borrowings, capital markets financings or other debt issuances, in each case as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including refinancing with any capital markets transaction or otherwise by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Customary Recourse Exceptions" means with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "De Minimis Guaranteed Amount" means a principal amount of Indebtedness that does not exceed $5.0 million.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the earlier of (a) the date on which no notes are outstanding and (b) the date on which the notes mature; provided that only the portion of Capital Stock which is mandatorily redeemable or matures or is redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided further that any Capital Stock issued pursuant to any plan of the Company or any of its Affiliates for the benefit of one or more employees will not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Affiliates in order to satisfy applicable contractual, statutory or regulatory obligations; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if (x) the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments" or (y) the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's purchase of the notes as is required to be purchased pursuant to the provisions of the indenture. The amount (or principal amount) of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends. For the avoidance of doubt, the Existing Convertible Preferred Stock does not constitute "Disqualified Stock."

        "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

        "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is exercisable for, convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale of Equity Interests (other than Disqualified Stock) made for cash on a primary basis by the Company after the date of the indenture.

        "Exchange Notes" means the notes issued in an Exchange Offer pursuant to the indenture.

        "Exchange Offer" has the meaning set forth for such term in the applicable registration rights agreement.

        "Existing Convertible Preferred Stock" means (i) the 3,000,000 shares of the Company's 4.875% Cumulative Perpetual Convertible Preferred Stock, Series A and (ii) the 4,500,000 shares of the Company's 6.500% Cumulative Perpetual Convertible Preferred Stock, Series B, in each case, as existing and outstanding on the date of the indenture.

        "Existing Indebtedness" means the aggregate principal amount of any Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement, Preferred Stock of any Subsidiary and intercompany Indebtedness) or any Disqualified Stock of the Company in existence on the date of the indenture, until such amounts are repaid.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company in the case of transactions involving $40.0 million or more and otherwise by a Company Officer.

        "Fitch" means Fitch Ratings, a unit of Fimalac, S.A., or any successor to the rating agency business thereof.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period (except that in making such computation, the amount of Indebtedness under any revolving Credit Facility outstanding on the date of such determination will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such Credit Facility was outstanding or (ii) if such revolving Credit Facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such revolving Credit Facility to the date of such determination). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the Calculation Date had been the applicable rate for the entire period (taking into account any interest Hedging Contract applicable to such Indebtedness, but if the remaining term of such interest Hedging Contract is less than 12 months, then such interest Hedging Contract shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such option rate chosen by such Person. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as such Person may designate. Interest on any Indebtedness under a revolving Credit Facility will be calculated based upon the average daily balance of such Indebtedness during the applicable period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions or Investments that have been made, or contributions received, by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions or Investments or contributions of assets used or useful in the Oil and Gas Business), or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including in each case any related financing transactions and increases in ownership of Restricted Subsidiaries, during the applicable four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, and the Consolidated Cash Flow for such reference period will be calculated giving pro forma effect to any expense and cost reductions or synergies that have occurred or are reasonably expected to occur, in the reasonable judgment of a Company Officer who serves as principal financial or accounting officer (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses or Investments (and ownership interests therein) disposed of on or prior to the Calculation Date, will be excluded;

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses or Investments (and ownership interests therein) disposed of on or prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

  (4)
  any Person that is to be a Restricted Subsidiary of the specified Person immediately following the Calculation Date will be deemed to have been a Restricted Subsidiary of the specified Person at all times during such four-quarter reference period;

  (5)
  any Person that is not to be a Restricted Subsidiary of the specified Person immediately following the Calculation Date will be deemed not to have been a Restricted Subsidiary of the specified Person at any time during such four-quarter reference period;

  (6)
  interest income reasonably anticipated by such Person to be received during the applicable four-quarter reference period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included; and

  (7)
  if, since the beginning of such applicable four-quarter reference period and on or prior to the Calculation Date, any Person (that subsequently became a Restricted Subsidiary or was merged or consolidated with or into such Person or any of its Restricted Subsidiaries since the beginning of such applicable four-quarter reference period and on or prior to the Calculation Date) disposed of any operations or businesses or Investments (or ownership interests therein) or made any acquisition or Investment or received any contribution that would have required an adjustment pursuant to clause (1), (2) or (3) above if made or received by such Person or any of its Restricted Subsidiaries since the beginning of such four-quarter reference period and on or prior to the Calculation Date, Consolidated Cash Flow and Fixed Charges for such period will be calculated after giving pro forma effect (on the same basis as specified in clause (1) above) thereto as if such disposition or acquisition, contribution or Investment had occurred on the first day of such four-quarter reference period.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense (less interest income) of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding (i) any interest attributable to Dollar-Denominated Production Payments, (ii) write-off of deferred financing costs and (iii) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness, but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations other than that attributable to any Oil and Natural Gas Hedging Contract, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts; plus

  (2)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  any interest expense on Indebtedness of another Person (other than Non-Recourse Debt of any Unrestricted Subsidiary or Joint Venture) that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

  (4)
  all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any series of Preferred Stock of its Restricted Subsidiaries, other than dividends on Preferred Stock payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company;

in each case, on a consolidated basis and determined in accordance with GAAP.

        "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time. All ratios and computations based on GAAP contained in the indenture will be computed in conformity with GAAP. For the purposes of the indenture, the term "consolidated" with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

        "Government Securities" means, securities that are:

  (1)
  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

  (2)
  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        The term "guarantee" means, unless the context otherwise requires, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, directly or indirectly, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). When used as a verb, "guarantee" has a correlative meaning.

        "Guarantors" means each Restricted Subsidiary of the Company that becomes a Guarantor in accordance with the provisions of the indenture and their respective successors and assigns, in each case until the Subsidiary Guarantee of such Person is released in accordance with the provisions of the indenture.

        "Hedging Contracts" means, with respect to any specified Person:

  (1)
  interest rate swap agreements (whether from fixed to floating or floating to fixed), interest rate cap agreements and interest rate collar agreements entered into with one of more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates, or to otherwise reduce the cost of borrowing of such Person or any of such Restricted Subsidiaries, with respect to Indebtedness incurred;

  (2)
  foreign exchange contracts and currency protection agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchanges rates;

  (3)
  Oil and Natural Gas Hedging Contracts; and

  (4)
  other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates;

and in each case are not entered into for speculative purposes.

        "Holder" means a Person in whose name a Note is registered.

        "Hydrocarbons" means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments;

  (3)
  in respect of letters of credit issued for the account of such Person that support obligations that constitute Indebtedness (provided that the amount of such letters of credit included in Indebtedness shall not exceed the amount of the Indebtedness being supported) and, without duplication, the unreimbursed amount of all drafts drawn under letters of credit issued for the account of such Person;

  (4)
  in respect of bankers' acceptances;

  (5)
  representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

  (6)
  representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or Trade Payable; or

  (7)
  representing any obligations under Hedging Contracts,

if and to the extent any of the preceding items (other than letters of credit and obligations under Hedging Contracts) would appear as a liability upon a balance sheet of the specified Person (excluding the footnotes thereto) prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of other Persons secured by a Lien on any asset of the specified Person, whether or not such Indebtedness is assumed by the specified Person, and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment). Notwithstanding anything in the indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted "Indebtedness" under the indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the indenture. Furthermore, notwithstanding the foregoing, the following shall not constitute or be deemed "Indebtedness":

  (i)
  any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

  (ii)
  any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;

  (iii)
  any obligations arising from agreements of a Person providing for indemnification, guarantees, adjustment of purchase price, holdbacks, contingent payment obligations based on a final financial statement or performance of acquired or disposed of assets or similar obligations (other than guarantees of Indebtedness), in each case incurred or assumed by such Person in connection with the acquisition or disposition of assets (including through mergers, consolidations or otherwise);

  (iv)
  subject to the parenthetical at the end of the second preceding sentence of this definition, any Dollar-Denominated Production Payments or Volumetric Production Payments or Production Payments and Reserve Sales;

  (v)
  any Disqualified Stock;

  (vi)
  accrued expenses or Trade Payables;

  (vii)
  any unrealized losses or charges in respect of Hedging Contracts (including those resulting from application of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815);

  (viii)
  all contracts and other obligations, agreements, instruments or arrangements described in clauses (10), (11), (17), (24), (35) and (36) of the definition of "Permitted Liens";

  (ix)
  Cash Management Obligations;

  (x)
  Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money;

  (xi)
  deferred or prepaid revenues; and

  (xii)
  in-kind obligations relating to net Hydrocarbon balancing positions arising in the ordinary course of business.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or if either Moody's or S&P ceases to rate the notes for reasons outside of the Company's control, the equivalent investment grade rating from Fitch.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans; advances or extensions of credit (including guarantees), capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, or any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP (excluding, in each case, (1) commission, travel and similar advances to officers and employees made in the ordinary course of business, (2) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender, prepaid expenses or deposits and extensions of trade credit on commercially reasonable terms and (3) any interest in a crude oil or natural gas leasehold to the extent constituting a security under applicable law). If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company (other than the sale of all of the outstanding Capital Stock of such Subsidiary), the Company will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment made by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in the penultimate paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value or write-ups, write-downs or write-offs with respect to such Investment.

        "Joint Venture" means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries makes any Investment (other than an Investment in a Person constituting an issuer or other obligor of Cash Equivalents).

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

        "Make Whole Premium" means, with respect to a note at any time, as calculated by the Company, the excess, if any, of (a) the present value at such time of (i) the redemption price of such note at June 15, 2017 (such redemption price being set forth in the table appearing under the caption "—Optional Redemption"), plus (ii) any required interest payments due on such note through June 15, 2017 (except for currently accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate at such time plus 50 basis points, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such note.

        "Minority Interest" means the percentage interest represented by any Capital Stock of a Restricted Subsidiary of the Company that are not owned by the Company or a Restricted Subsidiary of the Company.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

  (1)
  any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person;

  (2)
  any extraordinary, unusual or non-recurring item of gain (or loss), together with any related provision for taxes on such extraordinary, unusual or non-recurring item of gain (or loss); and

  (3)
  any non-cash equity compensation expense.

        "Net Proceeds" means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale but excluding any non-cash consideration deemed to be cash or Cash Equivalents for purposes of the "Asset Sales" provisions of the indenture), net of:

  (1)
  the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, title and recording tax expenses and sales commissions, severance and associated costs, expenses and charges of personnel and any relocation expenses relating to the properties or assets subject to or incurred as a result of the Asset Sale;

  (2)
  taxes paid or payable or required to be accrued as a liability under GAAP as a result of the Asset Sale, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements;

  (3)
  amounts required to be applied to the repayment of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale;

  (4)
  all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale;

  (5)
  any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the Company or any of its Restricted Subsidiaries (including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction) until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be; and

  (6)
  amounts paid in connection with the termination of Hedging Contracts.

        "Net Working Capital" means, with respect to any specified Person, (a) all current assets of such Person and its Restricted Subsidiaries except current assets from commodity price risk management activities arising in the ordinary course of business, less (b) all current liabilities of such Person and its Restricted Subsidiaries, except (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and gas properties, and (iii) any current liabilities from commodity price risk management activities arising in the ordinary course of business, in each case as set forth in the consolidated financial statements of such Person prepared in accordance with GAAP (excluding any adjustments made pursuant to Financial Standards Accounting Board (FASB) Accounting Standards Codification (ASC 815)).

        "Non-Recourse Debt" means, with respect to Indebtedness of any Unrestricted Subsidiary or Joint Venture, Indebtedness:

  (1)
  as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise except, in each case for Customary Recourse Exceptions and except by the pledge of (or a guaranty limited in recourse solely to) the Equity Interests of such Unrestricted Subsidiary or Joint Venture;

  (2)
  no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity except for Indebtedness that results from the pledge of (or a guaranty limited in recourse solely to) Equity Interests in such Unrestricted Subsidiary or Joint Venture held by the Company or such Restricted Subsidiary to secure Indebtedness of any Unrestricted Subsidiary or Joint Venture that constitutes Non-Recourse Debt; and

  (3)
  as to which the lenders will not have any recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of such Unrestricted Subsidiary or Joint Venture), except for Customary Recourse Exceptions.

        For purposes of determining compliance with the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" above, in the event that any Indebtedness of any of the Company's Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

        "Obligations" means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

        "Oil and Gas Business" means:

  (1)
  the acquisition, exploration, development, production, operation and disposition of interests in oil, gas and other Hydrocarbon properties;

  (2)
  the gathering, marketing, treating, processing, storage, distribution, selling and transporting of any production from such interests or properties;

  (3)
  any business relating to exploration for or development, production, treatment, processing, storage, transportation or marketing of, oil, gas and other minerals and products produced in association therewith; and

  (4)
  any activity that, as determined in good faith by the Company, arises from, relates to or is ancillary, complementary or incidental to or necessary or appropriate for the activities described in clauses (1) through (3) of this definition.

        "Oil and Natural Gas Hedging Contract" means any commodity futures contract, puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap, commodity option, commodity forward sale or other similar agreement or arrangement in respect of Hydrocarbons to be purchased, used, transported, produced, refined, processed, stored, held, marketed or sold by that Person or any of its Restricted Subsidiaries that are designed to protect against price risk, basis risk or other risk encountered in the Oil and Gas Business.

        "ordinary course of business" means, with respect to any activity involving the Company or any Restricted Subsidiary, performing or engaging in such activity in the ordinary course of business of the Company or such Restricted Subsidiary or in such manner as is or shall have become customary in the Oil and Gas Business, either generally or in the particular geographical location or industry segment in which such activity is performed or engaged in, in each case as determined in good faith by the Company.

        "Permitted Acquisition Indebtedness" means Indebtedness or Disqualified Stock or Preferred Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock or Preferred Stock was Indebtedness or Disqualified Stock or Preferred Stock of any other Person existing at the time (a) such Person became a Restricted Subsidiary of the Company or (b) such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, provided that on the date such Person became a Restricted Subsidiary of the Company or the date such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, as applicable, either:

  (1)
  immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Company or such Person (if the Company is not the survivor in the transaction), would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock"; or

  (2)
  immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or such Person (if the Company is not the survivor in the transaction) would be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

        "Permitted Business Investments" means Investments made in the ordinary course of, or of a nature that is or shall have become customary in, the Oil and Gas Business, either generally or in the particular geographical location or industry segment in which such Investment is made, in each case as determined in good faith by the Company, including without limitation investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting Hydrocarbons (including with respect to plugging and abandonment) through agreements, transactions, interests or arrangements that permit one to share risk or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including without limitation:

  (1)
  direct or indirect ownership interests in crude oil, natural gas, other Hydrocarbon properties or any interest therein, gathering, transportation, processing, storage or related systems, or ancillary real property interests and interests therein; and

  (2)
  the entry into and Investments and expenditures in the form of or pursuant to operating agreements, joint ventures, processing agreements, working interests, royalty interests, mineral leases, farm-in agreements, farm-out agreements, development agreements, production sharing agreements, production sales and marketing agreements, production payment agreements, area of mutual interest agreements, contracts for the sale, purchase, transportation, gathering, processing, marketing, storing or exchange of crude oil and natural gas and related Hydrocarbons and minerals, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), incentive compensation programs on terms that are customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or any Restricted Subsidiary or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of, or of a nature that is or shall have become customary in, the Oil and Gas Business.

        "Permitted Holder" means (a) Antonio R. Sanchez, III and A.R. Sanchez, Jr., (b) any spouse or descendant of any individual named in (a), or (c) any other natural person who is related to, or who has been adopted by, any such individual or such individual's spouse referenced in (a)-(b) above within the second degree of kinship, or (d) any Person controlled, directly or indirectly, by any of the Persons referenced in clauses (a)-(c) above, individually or collectively by one or more of such Persons.

        "Permitted Investments" means:

  (1)
  any Investment in the Company (including without limitation through the purchase of notes) or in a Restricted Subsidiary of the Company;

  (2)
  any Investment in cash and Cash Equivalents;

  (3)
  any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of the Company; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales," including pursuant to clause (6), (7) or (8) of the items deemed not to be Asset Sales under the definition of "Asset Sale";

  (5)
  any acquisition of assets or Capital Stock or other Investment in any Person solely in exchange for the issuance of, or for consideration consisting solely of, or with or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary) to the equity capital of the Company in respect of, or (b) sale (other than to a Restricted Subsidiary) of, Equity Interests (other than Disqualified Stock) of the Company;

  (6)
  any Investments received in compromise or resolution of, or upon satisfaction of judgments with respect to, (a) obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (b) litigation, arbitration or other disputes (including pursuant to any bankruptcy or insolvency proceedings) with Persons who are not Affiliates;

  (7)
  Hedging Contracts;

  (8)
  guarantees of Indebtedness permitted under the covenant contained under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (9)
  guarantees by the Company or any of its Restricted Subsidiaries of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

  (10)
  Permitted Business Investments;

  (11)
  Investments that are in existence on the date of the indenture;

  (12)
  Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection or pledges or deposits (or guarantees or other contingent obligations) described in clause (24) of the definition of "Permitted Liens," in each case made by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

  (13)
  guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course of business, including obligations under oil and natural gas exploration, development, joint operating and related agreements and licenses or concessions related to the Oil and Gas Business;

  (14)
  loans or advances to officers, directors or employees made in the ordinary course of business consistent with past practices of the Company or the applicable Restricted Subsidiary and otherwise in compliance with the covenant "—Certain Covenants—Transactions with Affiliates";

  (15)
  repurchases of, or other Investments in, the notes or Subsidiary Guarantees;

  (16)
  Investments of a Restricted Subsidiary acquired after the date of the indenture or of any entity merged into or consolidated with the Company or a Restricted Subsidiary in accordance with the covenant described under "—Certain Covenants—Merger, Consolidation or Sale of Assets" or "Subsidiary Guarantees," as applicable, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

  (17)
  Investments received as a result of a foreclosure by, or other transfer of title to, the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

  (18)
  receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

  (19)
  professional or advisory, administrative, management, treasury or similar services, indemnification, insurance, officers' and directors' fees and expenses, registration fees and other like expenses paid or provided for the benefit of any Joint Venture or Unrestricted Subsidiary pursuant to arrangements not involving the incurrence of Indebtedness that comply with the covenant described under the caption "—Certain Covenants—Transactions with Affiliates";

  (20)
  advances and prepayments for asset purchases in the ordinary course of business;

  (21)
  guarantees or other Investments arising from the incurrence of Indebtedness by the Company or any Restricted Subsidiary with respect to Indebtedness of any Unrestricted Subsidiary or Joint Venture permitted under clause (16) of the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (22)
  any transaction that constitutes an Investment to the extent permitted and made in accordance with the provisions of the second paragraph of the covenant described above under the caption "—Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (5), (6), (7), (8), (10), (12), (13) and (14)) of such paragraph;

  (23)
  other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with the Fair Market Value of all other Investments made pursuant to this clause (23) that are at the time outstanding, not to exceed the greater of (a) $20.0 million and (b) 3.0% of the Company's Adjusted Consolidated Net Tangible Assets determined at the time such Investment is made; and

  (24)
  Investments in Unrestricted Subsidiaries or Joint Ventures having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with the Fair Market Value of all other Investments made pursuant to this clause (24) that are at that time outstanding, not to exceed $25.0 million;

provided, however, that with respect to any Investment, the Company will be permitted to divide or classify (or later divide, re-divide, classify or reclassify in whole or in part in its sole discretion) such Investment to one or more of the above clauses (1) through (24) so that the entire Investment would be a Permitted Investment.

        "Permitted Liens" means:

  (1)
  Liens securing Indebtedness under any Credit Facility that was incurred under clause (1) of the definition of Permitted Debt;

  (2)
  Liens in favor of the Company or the Guarantors;

  (3)
  Liens on property (including Capital Stock) of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or the Restricted Subsidiary (together with all improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof));

  (4)
  Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition (together with all improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof));

  (5)
  any interest or title of a lessor to the property subject to a Capital Lease Obligation;

  (6)
  Liens on any asset or property acquired, designed, constructed, installed, developed, repaired or improved by the Company or any of its Restricted Subsidiaries; provided that (a) such Liens are in favor of the seller or other transferor of such asset or property, in favor of the Person or Persons designing, constructing, installing, developing, repairing or improving such asset or property, or in favor of the Person or Persons that provided the funding for the acquisition, design, construction, installation, development, repair or improvement cost, as the case may be, of such asset or property, (b) such Liens are created within 360 days after the acquisition, design, construction, installation, development, repair or improvement, (c) the aggregate principal amount of the Indebtedness secured by such Liens is otherwise permitted to be incurred under the indenture and does not exceed the greater of (i) the cost of the asset or property so acquired, designed, constructed, installed, developed, repaired or improved plus related financing costs and (ii) the Fair Market Value of the asset or property so acquired, designed, constructed, installed, developed, repaired or improved, measured at the date of such acquisition, or the date of completion of such design, construction, installation, development, repair or improvement plus related financing costs, and (d) such Liens are limited to the asset or property so acquired, designed, constructed, installed, developed, repaired or improved (together with improvements, additions, accessions and contractual rights relating primarily thereto and including the proceeds thereof (including dividends, distributions and increases in respect thereof and accessions thereto, upgrades thereof and improvements thereto));

  (7)
  Liens existing on the date of the indenture other than Liens securing the Credit Facilities;

  (8)
  Liens to secure the performance of leases, tenders, bids, statutory obligations, surety or appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations or other obligations of a like nature incurred in the ordinary course of business;

  (9)
  Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary of the Company to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

  (10)
  Liens in respect of Production Payments and Reserve Sales;

  (11)
  Liens on pipelines or pipeline facilities that arise by operation of law;

  (12)
  Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

  (13)
  bankers' Liens, rights of setoff, rights of revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

  (14)
  grants of software and other technology licenses in the ordinary course of business;

  (15)
  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

  (16)
  Liens securing Permitted Acquisition Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or the Restricted Subsidiaries; provided that such Lien only secures the assets acquired in connection with the transaction pursuant to which the Permitted Acquisition Indebtedness became an obligation of the Company or a Restricted Subsidiary;

  (17)
  Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and natural gas leases or subleases, overriding royalty interests, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing or exchange of crude oil and natural gas and related Hydrocarbons and minerals, unitization and pooling designations, declarations, orders and agreements, development agreements, royalties, working, interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, production payment agreements, royalty trust agreements, incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, area of mutual interest agreements, royalty agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, licenses, sublicenses and other agreements arising in the ordinary course of business;

  (18)
  Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases;

  (19)
  Liens upon specific items of inventory, receivables or other goods or proceeds of the Company or any of its Restricted Subsidiaries securing such Person's obligations in respect of bankers' acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by the covenant "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (20)
  Liens securing Obligations of the Company or the Guarantors under the notes or the Subsidiary Guarantees, as the case may be, and Liens securing other obligations of the Company or the Guarantors under the indenture;

  (21)
  Liens to secure payment and performance of Hedging Contracts of the Company or any of its Restricted Subsidiaries;

  (22)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

  (23)
  landlords', operators', vendors', carriers', warehousemen's, mechanics', materialmen's, repairmen's, suppliers', workers', construction or like Liens arising by contract or statute in the ordinary course of business or incident to the exploration, development, operation and maintenance of oil and gas properties, each of which is in respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings;

  (24)
  pledges or deposits made in the ordinary course of business (A) in connection with leases (including, without limitation, statutory and common law landlords' Liens), utility contracts, tenders, bids, plugging and abandonment, surety or appeal bonds, government contracts, performance and return of money bonds, trade contracts, statutory obligations, regulatory obligations and similar obligations, or (B) in connection with workers' compensation, health, disability or other benefits, unemployment or other insurance or self-insurance obligations and other social security or similar legislation, old age pension or public liability obligations (including, in the case of (A) or (B), Liens to secure guarantees, contingent reimbursement obligations or other contingent obligations with respect to letters of credit or bank guarantees functioning as or supporting or issued to assure payment or performance of any of the foregoing bonds or obligations);

  (25)
  any attachment or judgment Lien that does not constitute an Event of Default;

  (26)
  survey exceptions, easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations of, or rights of others for, licenses, rights-of-way, roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, sewers, electric lines, telegraph and telephone lines and other similar purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, Liens related to surface leases and surface operations, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or any of its Restricted Subsidiaries;

  (27)
  Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained or deposited with a depositary institution; provided that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any of its Restricted Subsidiaries to provide collateral to the depositary institution;

  (28)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

  (29)
  leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

  (30)
  Liens arising under the indenture in favor of the trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the indenture, provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

  (31)
  any Lien arising by reason of:

  (a)
  good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of Indebtedness),

    (b)
    survey exceptions, zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or the Restricted Subsidiaries or the value of such property for the purpose of such business,

    (c)
    operation of law or contract in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees, suppliers and similar persons, incurred in the ordinary course of business, to the extent such Liens relate only to the tangible property of the lessee which is located on such property, for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof, or

    (d)
    normal depository or cash-management arrangements with banks;

  (32)
  Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for development shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests);

  (33)
  Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property;

  (34)
  Liens arising from the deposit of funds or securities in trust for the purpose of decreasing, discharging, redeeming or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing, discharging, redeeming or defeasing of Indebtedness are permitted under the covenant described under "—Certain Covenants—Restricted Payments";

  (35)
  Liens (other than Liens securing Indebtedness) on, or related to, properties and assets to secure all or part of the costs incurred in the ordinary course of business for the exploration, drilling, development, production, processing, gathering, transportation, marketing or storage, plugging, abandonment or operation thereof;

  (36)
  Liens arising from royalties, overriding royalties, revenue interests, net revenue interests, net profit interests, reversionary interests, production payments, preferential rights of purchase, working interests and other similar interests, all as arise in the ordinary course of business;

  (37)
  Liens incurred by the Company or any Restricted Subsidiary of the Company with respect to Indebtedness permitted to be incurred under the indenture, provided that, after giving effect to any such incurrence, the aggregate principal amount of all other Indebtedness then outstanding and secured by any Liens incurred pursuant to this clause (37) does not exceed the greater of (a) $15.0 million and (b) 2.5% of the Company's Adjusted Consolidated Net Tangible Assets determined at the time such Lien is incurred;

  (38)
  Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture and incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (together with all improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof)) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property or assets that is the security for a Permitted Lien hereunder; and

  (39)
  any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (1) through (38) above, provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than all improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof)).

        "Permitted Refinancing Indebtedness" means any Indebtedness or Disqualified Stock or Preferred Stock of the Company or any of its Restricted Subsidiaries incurred or issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any other Indebtedness or Disqualified Stock or Preferred Stock of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), provided that, at the time of such exchange, extension, refinancing, renewal, replacement, defeasance, discharge, refunding or retirement:

  (1)
  the principal amount (or accreted value, if applicable), of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness or amount of the Disqualified Stock or Preferred Stock being exchanged, extended, refinanced, renewed, replaced, defeased, discharged, refunded or otherwise retired (plus all accrued and unpaid interest on the Indebtedness or accrued and unpaid dividends on the Disqualified Stock or Preferred Stock, as the case may be, and the amount of all fees, expenses and premiums incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the shorter of (x) the Weighted Average Life to Maturity of the Indebtedness or Disqualified Stock or Preferred Stock being exchanged, extended, refinanced, renewed, replaced, defeased, discharged, refunded or otherwise retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness or Disqualified Stock or Preferred Stock being exchanged, extended, refinanced, renewed, replaced, defeased, discharged, refunded or otherwise retired that were due on or after the date that is one year following the final maturity date of any notes then outstanding were instead due on such date;

  (3)
  if the Indebtedness being exchanged, extended, refinanced, renewed, replaced, defeased, discharged, refunded or otherwise retired is contractually subordinated or otherwise junior in right of payment to the notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is contractually subordinated or otherwise junior in right of payment to the notes or the Subsidiary Guarantees, as applicable, on terms at least as favorable to the Holders of the notes as those contained in the documentation governing (or shall be Capital Stock of solely one obligor on) the Indebtedness being exchanged, extended, refinanced, renewed, replaced, defeased, discharged, refunded or otherwise retired, as determined in good faith by the Company;

  (4)
  such Indebtedness is not incurred (other than by way of a guarantee) by a Restricted Subsidiary of the Company if the Company is the issuer or other primary obligor on the Indebtedness being exchanged, extended, refinanced, renewed, replaced, defeased, discharged, refunded or otherwise retired;

  (5)
  if any Preferred Stock being exchanged, extended, refinanced, renewed, replaced, defeased, discharged, refunded or otherwise retired was Disqualified Stock of the Company, the Permitted Refinancing Indebtedness shall be Disqualified Stock of the Company; and

  (6)
  if any Preferred Stock being exchanged, extended, refinanced, renewed, replaced, defeased, discharged, refunded or otherwise retired was Preferred Stock of a Restricted Subsidiary, the Permitted Refinancing Indebtedness shall be Preferred Stock of such Restricted Subsidiary.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Preferred Stock" means, with respect to any Person, any and all preferred or preference stock or other similar Equity Interests (however designated) of such Person whether outstanding on or issued after the date of the indenture.

        "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

        "Production Payments and Reserve Sales" means the grant or transfer by the Company or a Restricted Subsidiary of the Company to any Person of a royalty, overriding royalty, net profits interest, Production Payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Subsidiary of the Company.

        "Reporting Default" means a Default described in clause (4) under "—Events of Default and Remedies."

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

        "Senior Debt" means:

  (1)
  all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Credit Facilities and all obligations under Hedging Contracts with respect thereto;

  (2)
  any other Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms of the indenture, unless the instrument under which such

    Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Subsidiary Guarantee; and

  (3)
  all Obligations with respect to the items listed in the preceding clauses (1) and (2).

        Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

  (a)
  any intercompany Indebtedness of the Company or any of its Restricted Subsidiaries to the Company or any of its Affiliates; or

  (b)
  any Indebtedness that is incurred in violation of the indenture.

        For the avoidance of doubt, "Senior Debt" will not include any trade payables or taxes owed or owing by the Company or any of its Restricted Subsidiaries.

        "Services Agreement" means that certain Services Agreement, dated December 19, 2011, by and between the Company and Sanchez Oil and Gas Corporation.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

        "Subsidiary Guarantee" means any guarantee by a Guarantor of the Company's Obligations under the indenture and on the notes.

        "Trade Payables" means, as to any Person, (a) accounts payable or other obligations of such Person created or assumed by such Person in the ordinary course of business in connection with the obtaining of goods or services and (b) obligations arising under contracts for the exploration, development, drilling, completion and plugging and abandonment of wells or for the construction, repair or maintenance of related infrastructure or facilities.

        "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 15, 2017;

provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to June 15, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the trustee an officers' certificate setting forth the Make Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

        "Unrestricted Subsidiary" means (i) the Existing Unrestricted Subsidiary and (ii) any other Subsidiary of the Company that is designated or deemed designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt owing to any Person other than the Company or any of its Restricted Subsidiaries (other than any guarantees of the notes or the Subsidiary Guarantees or any Indebtedness that would be released upon designation);

  (2)
  except as permitted by the covenant described above "—Certain Covenants—Transactions with Affiliates," is not party to any agreement, contract, arrangement or understanding, together with the terms of all other agreements, contracts, arrangements and understandings with such Unrestricted Subsidiary, taken as a whole, with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, as determined in good faith by the Company;

  (3)
  is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (4)
  has not guaranteed or otherwise become an obligor on any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such guarantee or obligation would be released upon such designation and except for (x) any Non-Recourse Debt with respect to which the Company or any Restricted Subsidiary has pledged (or provided a guarantee limited in recourse solely to) Equity Interests in such Subsidiary or (y) any guarantee of the notes and the Subsidiary Guarantees, except, in the case of (1), (2), (3) or (4), for any such Indebtedness that is subject to a guarantee by or other obligation of, or any agreement, contract, arrangement or understanding with, or any equity subscription or credit support obligation of, the Company or Restricted Subsidiary that constitutes an Investment in such Subsidiary that has been effected as a Restricted Payment, Permitted Payment or Permitted Investment that complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        All Subsidiaries of an Unrestricted Subsidiary shall also be an Unrestricted Subsidiary.

        "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all related undertakings and obligations.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of members of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity which does not have a Board of Directors, Voting Stock means the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or (with respect to Preferred Stock) redemption or similar payment, including payment at final maturity or redemption, in respect of the Indebtedness or Disqualified Stock or Preferred Stock, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding aggregate principal amount of such Indebtedness or Disqualified Stock or Preferred Stock.

PLAN OF DISTRIBUTION

        You may transfer new notes issued under the exchange offer in exchange for the old notes if:

  •
  you acquire the new notes in the ordinary course of your business;

  •
  you are not participating in, and do not intend to participate in, and have no arrangement or understanding with any person to participate in, the distribution (within the meaning of the Securities Act) of such new notes in violation of the provisions of the Securities Act; and

  •
  you are not our "affiliate" (within the meaning of Rule 405 under the Securities Act).

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes, where such old notes were acquired as a result of market-making activities or other trading activities.

        If you wish to exchange new notes for your old notes in the exchange offer, you will be required to make representations to us as described in "Exchange Offer—Purpose and Effect of the Exchange Offer" and "—Procedures for Tendering—Your Representations to Us" in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new notes.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in any of the following ways:

  •
  in the over-the-counter market;

  •
  in negotiated transactions;

  •
  through the writing of options on the new notes or a combination of such methods of resale;

  •
  at market prices prevailing at the time of resale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes.

        Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. We agreed to permit the use of this prospectus for a period of up to 180 days after the completion of the exchange offer by such broker-dealers to satisfy this prospectus delivery requirement. Furthermore, we agree to amend or supplement this prospectus during such period, if so requested, in order to expedite or facilitate the disposition of any new notes by broker-dealers.

        We have agreed to pay all expenses incident to the exchange offer other than fees and expenses of counsel to the holders and brokerage commissions and transfer taxes, if any, and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of certain U.S. federal income tax considerations relevant to the exchange of old notes for new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, (as amended, the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service or an opinion of counsel with respect to the U.S. federal tax consequences described herein. Some holders, including financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, persons whose functional currency is not the U.S. dollar or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction may be subject to special rules not discussed below.

        We recommend that each holder consult his own tax advisor as to the particular tax consequences of exchanging such holder's old notes for new notes, including the applicability and effect of any foreign, state, local or other tax laws or estate or gift tax considerations.

        We believe that the exchange of old notes for new notes will not be an exchange or otherwise a taxable event to a holder for U.S. federal income tax purposes. Accordingly, a holder will not recognize gain or loss upon receipt of a new note in exchange for an old note in the exchange, and the holder's basis and holding period in the new note will be the same as its basis and holding period in the corresponding old note immediately before the exchange.

LEGAL MATTERS

        The validity of the notes offered hereby will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The consolidated financial statements incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein.

        The statements of revenues and direct operating expenses for the assets expected to be acquired in the Catarina acquisition for each of the years in the three-year period ended December 31, 2013, incorporated by reference into this prospectus from our Current Report on Form 8-K filed with the SEC on June 11, 2014 have been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein.

        The statement of revenues and direct operating expenses for the assets acquired by SN Cotulla from Rock Oil Company, LLC for the year ended December 31, 2012, incorporated by reference into this prospectus from our Current Report on Form 8-K/A filed with the SEC on December 20, 2013 has been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein.

        The statements of revenues and direct operating expenses for the assets acquired by SN Cotulla from Hess Corporation for each of the years in the two-year period ended December 31, 2012, incorporated by reference into this prospectus from our Current Report on Form 8-K filed with the SEC on June 3, 2013 have been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein.

 INDEPENDENT PETROLEUM ENGINEERS

        The information included or incorporated by reference into this prospectus regarding estimated quantities of proved reserves, the future net income from those reserves and their present value as are based on reserve reports prepared by Ryder Scott Company, L.P., independent reserve engineers. These estimates are included or incorporated by reference into this prospectus in reliance upon the authority of such firm as an expert in these matters.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The following documents filed with the SEC (with the exception of Items 2.02 and 7.01 and related exhibits of the Form 8-K filed with the SEC on March 6, 2014 and Item 7.01 of the Form 8-K filed with the SEC on May 22, 2014 and excluding other information deemed to be furnished and not filed with the SEC) are incorporated by reference into, and are considered a part of, this prospectus, unless otherwise indicated:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2013, as filed on March 12, 2014;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as filed on May 12, 2014;

  •
  our Current Report on Form 8-K/A, as filed on December 20, 2013; and

  •
  our Current Reports on Form 8-K, as filed on June 3, 2013, February 13, 2014, February 14, 2014, March 5, 2014, March 6, 2014, May 22, 2014, May 30, 2014 and June 11, 2014.

        We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) after the date of the initial filing of this registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement and until the offering of all of the notes offered hereby has been completed or terminated.

        Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information contained in this prospectus should be read together with the information in the documents incorporated in this prospectus by reference.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered these incorporated documents without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, upon request received in writing or by telephone at the following address: Sanchez Energy Corporation, Attention: Secretary, 1111 Bagby Street, Suite 1800, Houston, Texas 77002, (713) 783-8000. These incorporated documents may also be available on our website at www.sanchezenergycorp.com. Except for documents incorporated by reference as described herein, information on our website or any other website is not incorporated by reference into, and does not constitute part of, this prospectus.

        Any documents we file with the SEC, including exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website on the Internet at www.sec.gov.

LETTER OF TRANSMITTAL

TO TENDER
Old 7.75% Senior Notes due 2021
OF
SANCHEZ ENERGY CORPORATION

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS
DATED            , 2014

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                  , 2014 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUER.

The Exchange Agent for the Exchange Offer is:

U.S. Bank National Association
Corporate Trust Services
EP-MN-WS2N
60 Livingston Avenue
St. Paul, MN 55107
Attn: Specialized Finance
(651) 466-6774
(651) 466-7372 (fax)

        If you wish to exchange old 7.75% Senior Notes due 2021 for an equal aggregate principal amount at maturity of new 7.75% Senior Notes due 2021 pursuant to the exchange offer, you must validly tender (and not withdraw) old notes to the exchange agent prior to the expiration date.

        The undersigned hereby acknowledges receipt and review of the prospectus, dated          , 2014 (the "Prospectus"), of Sanchez Energy Corporation (the "Issuer"), and this Letter of Transmittal (the "Letter of Transmittal"), which together describe the Issuer's offer (the "Exchange Offer") to exchange its issued and outstanding 7.75% Senior Notes due 2021 (the "old notes") for a like principal amount of its 7.75% Senior Notes due 2021 (the "new notes") that have been registered under the Securities Act of 1933, (as amended from time to time, the "Securities Act"). Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

        The Issuer reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. The Issuer shall notify the Exchange Agent and each registered holder of the old notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

        This Letter of Transmittal is to be used by holders of the old notes. Tender of old notes is to be made according to the Automated Tender Offer Program ("ATOP") of The Depository Trust Company ("DTC") pursuant to the procedures set forth in the Prospectus under the caption "Exchange Offer—Procedures for Tendering." DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's DTC account. DTC will then send a computer-generated message known as an "agent's message" to the Exchange Agent for its acceptance. For you to validly tender your old notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent's message under the ATOP procedures that confirms that:

  •
  DTC has received your instructions to tender your old notes; and

  •
  you agree to be bound by the terms of this Letter of Transmittal.

        BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

        Ladies and Gentlemen:

          1.     By tendering old notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

          2.     By tendering old notes in the Exchange Offer, you represent and warrant that you have full authority to tender the old notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the tender of old notes.

          3.     You understand that the tender of the old notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Issuer as to the terms and conditions set forth in the Prospectus.

          4.     By tendering old notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the "SEC"), including Exxon Capital Holdings Corp., SEC No-Action Letter (available May 13, 1988), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the new notes issued in exchange for the old notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased old notes exchanged for such new notes directly from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act, and any such holder that is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act), provided that such new notes are acquired in the ordinary course of such holders' business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such new notes.

          5.     By tendering old notes in the Exchange Offer, you hereby represent and warrant that:

            (a)   the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business, whether or not you are the holder;

            (b)   you are not participating, or intend to participate, in the distribution of the new notes;

            (c)   you have no arrangement or understanding with any person to participate in the distribution of old notes or new notes within the meaning of the Securities Act;

            (d)   you are not an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuer; and

            (e)   if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, and you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

        You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreements (as defined below), elect to have your old notes registered in the shelf registration statement described in the registration rights agreement, dated as of June 13, 2013, by and among the Issuer, the initial guarantors party thereto and RBC Capital Markets, LLC, as representative of the Initial Purchasers (as defined therein), or the registration rights agreement, dated as of September 18, 2013, by and among the Issuer, the initial guarantors party thereto and RBC Capital Markets, LLC, as initial purchaser (collectively, the "Registration Rights Agreements"). Such election may be made by notifying the Issuer in writing at 1111 Bagby Street, Suite 1800, Houston, Texas 77002; Attn: Michael Long; Executive Vice President, Chief Financial Officer and Secretary. By making such election, you agree, as a holder of old notes participating in a shelf registration, to indemnify and hold harmless the Issuer, the guarantors, and their respective directors, each of the officers of the Issuer and the guarantors who signs such shelf registration statement, and each person who controls the Issuer or any of the guarantors, within the meaning of either the Securities Act or the Securities Exchange Act of 1934, (as amended from time to time, the "Exchange Act"), and the respective officers, directors, partners, employees, representatives and agents of each such person, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to the undersigned furnished in writing by or on behalf of the undersigned expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreements, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provisions of the Registration Rights Agreements is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreements.

          6.     If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering old notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act.

          7.     If you are a broker-dealer and old notes held for your own account were not acquired as a result of market-making or other trading activities, such old notes cannot be exchanged pursuant to the Exchange Offer.

          8.     Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy, and legal and personal representatives.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.
Book-Entry Confirmations.

        Any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of old notes tendered by book-entry transfer (a "Book-Entry Confirmation"), as well as an agent's message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.

2.
Partial Tenders.

        Tenders of old notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all old notes is not tendered, then old notes for the principal amount of old notes not tendered and new notes issued in exchange for any old notes accepted will be delivered to the holder via the facilities of DTC promptly after the old notes are accepted for exchange.

3.
Validity of Tenders.

        All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered old notes will be determined by the Issuer, in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any old notes. The Issuer's interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the Issuer shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of old notes, neither the Issuer, the Exchange Agent nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

4.
Waiver of Conditions

        The Issuer reserves the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.
No Conditional Tender

        No alternative, conditional, irregular or contingent tender of old notes will be accepted.

6.
Requests for Assistance or Additional Copies

        Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.
Withdrawal

        Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption "Exchange Offer—Withdrawal of Tenders."

8.
No Guarantee of Late Delivery

        There is no procedure for guarantee of late delivery in the Exchange Offer.

        IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Sanchez Energy Corporation

        Sanchez Energy Corporation (the "Company") is incorporated in Delaware. Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards to those set forth above, except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

        Section 145 of the DGCL further provides that, to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145 of the DGCL.

        The Company's restated certificate of incorporation provides that directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent that the DGCL or any other law of the State of Delaware permits the limitation or elimination of the liability of directors.

        The Company's amended and restated by-laws provide that it will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company's amended and restated by-laws also permit it to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as its officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

        The Company has entered into indemnification agreements with each of its current directors and officers and intends to enter into indemnification agreements with each of its future directors and officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company believes that the indemnification agreements will facilitate its ability to continue to attract and retain qualified individuals to serve as directors and officers.

Subsidiary Guarantor Registrants

        SEP Holdings III, LLC, SN Marquis LLC, SN TMS, LLC and SN Catarina, LLC are all Delaware limited liability companies. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        SN Cotulla Assets, LLC and SN Operating, LLC are Texas limited liability companies. Section 101.402 of the Texas Business Organizations Code provides that a limited liability company may indemnify a person, pay in advance or reimburse expenses incurred by a person and purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person.

Item 21.    Exhibits and Financial Statement Schedules.

  (a)
  Exhibits.

Exhibit No.	Description of Exhibit
2.1	Contribution, Conveyance and Assumption Agreement, dated as of December 19, 2011, by and between Sanchez Energy Partners I, LP and Sanchez Energy Corporation (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K on December 23, 2011, and incorporated herein by reference).
2.2
Contribution Agreement, dated November 8, 2011, by and between Ross Exploration, Inc. and Sanchez Energy Corporation (filed as Exhibit 2.2 to Amendment No. 3 to the Company's registration statement on Form S-1 (File. No. 333-176613) on November 25, 2011, and incorporated herein by reference).
2.3†
Purchase and Sale Agreement by and between Hess Corporation, as Seller, and Sanchez Energy Corporation, as Buyer, dated as of March 18, 2013 (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K on June 3, 2013, and incorporated herein by reference).
2.4†
Purchase and Sale Agreement by and between Altpoint Sanchez Holdings, LLC, as Seller, and Sanchez Energy Corporation, as Buyer, dated as of August 7, 2013 (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K on August 13, 2013, and incorporated herein by reference).
2.5†
Purchase and Sale Agreement by and between Rock Oil Company, LLC, as Seller, and SN Cotulla Assets, LLC, as Buyer, dated as of September 6, 2013 (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K on September 9, 2013, and incorporated herein by reference).

Exhibit No.		Description of Exhibit
2.6†		Purchase and Sale Agreement by and between SWEPI LP and Shell Gulf of Mexico Inc., as Sellers, and Sanchez Energy Corporation, as Buyer, dated May 21, 2014 (filed as Exhibit 2.1 to the Issuer's Current Report on Form 8-K on May 22, 2014).
4.2
Indenture, dated as of June 13, 2013, among Sanchez Energy Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K on June 14, 2013, and incorporated herein by reference).
4.3
First Supplemental Indenture, dated as of September 11, 2013, by and among Sanchez Energy Corporation, SN TMS, LLC, the existing guarantors and U.S. Bank National Association as trustee (filed as Exhibit 4.2 to the Company's Current Report on Form 8-K on September 19, 2013 and incorporated herein by reference).
4.4
Registration Rights Agreement, dated as of June 13, 2013, by and among Sanchez Energy Corporation, the subsidiary guarantors named therein and RBC Capital Markets, LLC, as representative of the several initial purchasers named therein (filed as Exhibit 4.2 to the Company's Current Report on Form 8-K on June 14, 2013, and incorporated herein by reference).
4.5
Registration Rights Agreement, dated as of September 18, 2013, by and among Sanchez Energy Corporation, the subsidiary guarantors named therein and RBC Capital Markets, LLC and Credit Suisse Securities (USA), LLC, as representatives of the several initial purchasers named therein (filed as Exhibit 4.3 to the Company's Current Report on Form 8-K on September 13, 2013 and incorporated herein by reference).
4.6	*	Second Supplemental Indenture, dated as of June 2, 2014, by and among Sanchez Energy Corporation, SN Catarina, LLC, the existing guarantors and U.S. Bank National Association as trustee.
5.1	*	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities being registered.
12.1	*	Computation of Ratio of Earnings to Fixed Charges.
23.1	*	Consent of BDO USA, LLP.
23.2	*	Consent of Ryder Scott Company, L.P.
23.3	*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1 hereto).
24.1	*	Powers of Attorney (included on the signature page to this registration statement).
25.1	*	Statement of Eligibility on Form T-1 of U.S. Bank National Association.

*
Filed herewith.

†
The exhibits and schedules to the Purchase and Sale Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request.
  (b)
  Financial Statement Schedules.

        Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

Item 22.    Undertakings.

        The undersigned registrant hereby undertakes:

          1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4.     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          5.     That, for purposes of determining any liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          6.     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          7.     If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

          8.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 11, 2014.

SANCHEZ ENERGY CORPORATION
By:	/s/ ANTONIO R. SANCHEZ, III Antonio R. Sanchez, III President and Chief Executive Officer

        Each person whose signature appears below appoints Antonio R. Sanchez, III and Michael G. Long, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates presented.

Signature	Title	Date

/s/ ANTONIO R. SANCHEZ, III Antonio R. Sanchez, III	President, Chief Executive Officer and Director (Principal Executive Officer)	June 11, 2014
/s/ MICHAEL G. LONG Michael G. Long	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	June 11, 2014
/s/ KIRSTEN A. HINK Kirsten A. Hink	Vice President and Principal Accounting Officer (Principal Accounting Officer)	June 11, 2014
/s/ CHRISTOPHER D. HEINSON Christopher D. Heinson	Senior Vice President and Chief Operating Officer (Principal Operating Officer)	June 11, 2014
/s/ A.R. SANCHEZ, JR. A.R. Sanchez, Jr.	Executive Chairman of the Board of Directors	June 11, 2014

Signature	Title	Date

/s/ GILBERT A. GARCIA Gilbert A. Garcia	Director	June 11, 2014
/s/ GREG COLVIN Greg Colvin	Director	June 11, 2014
/s/ ALAN G. JACKSON Alan G. Jackson	Director	June 11, 2014

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 11, 2014.

SEP HOLDINGS III, LLC SN MARQUIS LLC SN COTULLA ASSETS, LLC SN OPERATING, LLC SN TMS, LLC SN CATARINA, LLC
By:	/s/ ANTONIO R. SANCHEZ, III Antonio R. Sanchez, II President and Chief Executive Officer

        Each person whose signature appears below appoints Antonio R. Sanchez, III and Michael G. Long, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates presented.

Signature	Title	Date

/s/ ANTONIO R. SANCHEZ, III Antonio R. Sanchez, III	President, Chief Executive Officer and Director of Sanchez Energy Corporation, the sole member of the registrants (Principal Executive Officer)	June 11, 2014
/s/ MICHAEL G. LONG Michael G. Long	Executive Vice President and Chief Financial Officer of the registrants (Principal Financial Officer)	June 11, 2014
/s/ KIRSTEN A. HINK Kirsten A. Hink	Vice President and Principal Accounting Officer of the registrants (Principal Accounting Officer)	June 11, 2014

Signature	Title	Date

/s/ CHRISTOPHER D. HEINSON Christopher D. Heinson	Senior Vice President and Chief Operating Officer (Principal Operating Officer)	June 11, 2014
/s/ A.R. SANCHEZ, JR. A.R. Sanchez, Jr.	Executive Chairman of the Board of Directors of Sanchez Energy Corporation, the sole member of the registrants	June 11, 2014
/s/ GILBERT A. GARCIA Gilbert A. Garcia	Director of Sanchez Energy Corporation, the sole member of the registrants	June 11, 2014
/s/ GREG COLVIN Greg Colvin	Director of Sanchez Energy Corporation, the sole member of the registrants	June 11, 2014
/s/ ALAN G. JACKSON Alan G. Jackson	Director of Sanchez Energy Corporation, the sole member of the registrants	June 11, 2014

INDEX TO EXHIBITS

Exhibit No.		Description of Exhibit
2.1		Contribution, Conveyance and Assumption Agreement, dated as of December 19, 2011, by and between Sanchez Energy Partners I, LP and Sanchez Energy Corporation (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K on December 23, 2011, and incorporated herein by reference).

2.2		Contribution Agreement, dated November 8, 2011, by and between Ross Exploration, Inc. and Sanchez Energy Corporation (filed as Exhibit 2.2 to Amendment No. 3 to the Company's registration statement on Form S-1 (File. No. 333-176613) on November 25, 2011, and incorporated herein by reference).

2.3	†	Purchase and Sale Agreement by and between Hess Corporation, as Seller, and Sanchez Energy Corporation, as Buyer, dated as of March 18, 2013 (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K on June 3, 2013, and incorporated herein by reference).

2.4	†	Purchase and Sale Agreement by and between Altpoint Sanchez Holdings, LLC, as Seller, and Sanchez Energy Corporation, as Buyer, dated as of August 7, 2013 (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K on August 13, 2013, and incorporated herein by reference).

2.5	†	Purchase and Sale Agreement by and between Rock Oil Company, LLC, as Seller, and SN Cotulla Assets, LLC, as Buyer, dated as of September 6, 2013 (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K on September 9, 2013, and incorporated herein by reference).

2.6	†	Purchase and Sale Agreement by and between SWEPI LP and Shell Gulf of Mexico Inc., as Sellers, and Sanchez Energy Corporation, as Buyer, dated May 21, 2014 (filed as Exhibit 2.1 to the Issuer's Current Report on Form 8-K on May 22, 2014).

4.2		Indenture, dated as of June 13, 2013, among Sanchez Energy Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K on June 14, 2013, and incorporated herein by reference).

4.3		First Supplemental Indenture, dated as of September 11, 2013, by and among Sanchez Energy Corporation, SN TMS, LLC, the existing guarantors and U.S. Bank National Association as trustee (filed as Exhibit 4.2 to the Company's Current Report on Form 8-K on September 19, 2013 and incorporated herein by reference).

4.4		Registration Rights Agreement, dated as of June 13, 2013, by and among Sanchez Energy Corporation, the subsidiary guarantors named therein and RBC Capital Markets, LLC, as representative of the several initial purchasers named therein (filed as Exhibit 4.2 to the Company's Current Report on Form 8-K on June 14, 2013, and incorporated herein by reference).

4.5		Registration Rights Agreement, dated as of September 18, 2013, by and among Sanchez Energy Corporation, the subsidiary guarantors named therein and RBC Capital Markets, LLC and Credit Suisse Securities (USA), LLC, as representatives of the several initial purchasers named therein (filed as Exhibit 4.3 to the Company's Current Report on Form 8-K on September 13, 2013 and incorporated herein by reference).

4.6	*	Second Supplemental Indenture, dated as of June 2, 2014, by and among Sanchez Energy Corporation, SN Catarina, LLC, the existing guarantors and U.S. Bank National Association as trustee.

Exhibit No.		Description of Exhibit
5.1	*	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities being registered.

12.1	*	Computation of Ratio of Earnings to Fixed Charges.

23.1	*	Consent of BDO USA, LLP.

23.2	*	Consent of Ryder Scott Company, L.P.

23.3	*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1 hereto).

24.1	*	Powers of Attorney (included on the signature page to this registration statement).

25.1	*	Statement of Eligibility on Form T-1 of U.S. Bank National Association.

*
Filed herewith.

†
The exhibits and schedules to the Purchase and Sale Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request.